Exhibit 10.1

Execution Version

Published CUSIP Number: 10922RAK0 (Deal)
10922RAL8 (Facility)

REVOLVING CREDIT AGREEMENT

dated as of

April 15, 2022

Among

BRIGHTHOUSE FINANCIAL, INC.,
as the Company,

The BANKS Party Hereto,

BANK OF AMERICA, N.A.,
as Administrative Agent,

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC,
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners,

JPMORGAN CHASE BANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents,

and

BARCLAYS BANK PLC,
BNP PARIBAS,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA,
HSBC BANK USA, NATIONAL ASSOCIATION,
KEYBANK NATIONAL ASSOCIATION,
TRUIST BANK,
and
MORGAN STANLEY MUFG LOAN PARTNERS, LLC,
as Documentation Agents

EXHIBITS
Exhibit A    Form of Note
Exhibit B    Form of Syndicated Letter of Credit
Exhibit C    [Reserved]
Exhibit D    Form of Assignment and Assumption
Exhibit E    Form of Confirming Bank Agreement

SCHEDULES
Schedule I    Commitments
Schedule II    Material Subsidiaries
Schedule III    Hybrid Instruments

1

REVOLVING CREDIT AGREEMENT dated as of April 15, 2022 among: BRIGHTHOUSE FINANCIAL, INC., a Delaware corporation, the BANKS party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS

The Company, the banks party thereto and JPMorgan, as administrative agent, are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of May 7, 2019 (the “Existing Credit Agreement”), pursuant to which such banks have made available letters of credit for the account of the Company and its Subsidiaries, and revolving loans to it, in an aggregate face or principal amount not exceeding $1,000,000,000 at any one time outstanding.

The Company has requested that the Banks refinance the obligations and commitments under the Existing Credit Agreement, to among other things, extend the availability of letters of credit and revolving loans for five (5) years from the Effective Date.

The Banks are prepared to make available such letters of credit and revolving loans for such new five (5) year period commencing on the Effective Date upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01Definitions. The following terms, as used herein, have the following meanings:

“Additional Commitment Bank” means (a) a Bank or (b) any other Person which is a NAIC Approved Bank, in each case that agrees to provide a Commitment or (in the case of a Bank) agrees to increase the amount of its Commitment pursuant to Section 2.11(c), with the consent of the Administrative Agent and each Fronting Issuing Bank (such consent not to be unreasonably withheld or delayed).

“Adjusted Consolidated Net Worth” means, at any date, without duplication, the consolidated shareholders’ equity, determined in accordance with GAAP, of the Company and its Consolidated Subsidiaries; provided that, in determining such Adjusted Consolidated Net Worth, there shall be excluded (i) any “Accumulated Other Comprehensive Income (Loss)” shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP, (ii) the effects of the application of FASB ASC 815 to derivative or hedge transactions entered into with respect to statutory reserves related to universal life insurance policies with secondary guarantees that were designated as runoff within 120 days of August 4, 2017 in the Company’s financial statements prepared in accordance with GAAP and the related tax impact, (iii) the effect of any election under the fair value option in FASB ASC 825 permitting a Person to measure its financial assets or liabilities at the fair value thereof, and the related tax impact, (iv) all noncontrolling equity interests in subsidiaries (as determined in accordance with Statement of Financial Accounting Standards No. 160, entitled “Noncontrolling Interests in Consolidated Financial Statements”) shown on the consolidated balance sheet of the Company and its Consolidated Subsidiaries and (v) the VA Adjustment Amount.

“Administrative Agent” means Bank of America, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” means this Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

“Anti-Corruption Laws” has the meaning set forth in Section 4.17.

“Anti-Money Laundering Laws” has the meaning set forth in Section 4.17.

“Applicable Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire or such other office, branch or Affiliate of such Bank as it may hereafter designate as its Applicable Lending Office for purposes hereof by notice to the Company and the Administrative Agent.

“Applicable Commitment Fee Rate”, “Applicable Letter of Credit Commission” and “Applicable Margin” means, for any day, with respect to the Commitment Fees payable hereunder or with respect to the letter of credit fees payable under Section 2.10(b) or with respect to the interest margin on any Base Rate Loan or Term SOFR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee Rate”, “Applicable Letter of Credit Commission”, “Applicable Margin (Base Rate Loans)” or “Applicable Margin (Term SOFR Loans)”, respectively, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt Ratings (S&P/ Moody’s)	Applicable Commitment Fee Rate	Applicable Margin (Term SOFR Loans)	Applicable Margin (Base Rate Loans)	Applicable Letter of Credit Commission
Category 1	≥ A- / A3	0.125%	1.125%	0.125%	1.000%
Category 2	BBB+ / Baa1	0.150%	1.250%	0.250%	1.125%
Category 3	BBB / Baa2	0.175%	1.375%	0.375%	1.250%
Category 4	BBB- / Baa3	0.225%	1.625%	0.625%	1.500%
Category 5	< BBB- / Baa3	0.300%	1.875%	0.875%	1.750%

For purposes of the foregoing, (a) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories that are one Category apart, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the Category of the higher of the two ratings; (b) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories that are more than one Category apart, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two ratings; (c) if only one of Moody’s and S&P shall have in effect a rating for the Index Debt, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the Category of such rating; (d) if neither Moody’s nor S&P shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the second to last sentence of this definition), then the applicable rating shall be determined by reference to Category 5; and (e) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Banks pursuant to Section 5.01 or otherwise. Each change in the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Commitment Fee Rate, the Applicable Letter of Credit Commission and the Applicable Margin shall be determined by reference to the rating of Moody’s and/or S&P, as the case may be, most recently in effect prior to such change or cessation. References herein to “Applicable Margin” shall refer to the Applicable Margin for the relevant Type of Loan, as applicable. Initially as of the Effective Date, the Applicable Commitment Fee, Applicable Letter of Credit Commission and the Applicable Margin shall be set at Category 3.

“Applicable Percentage” means, with respect to any Bank at any time, the percentage of the total Commitments at any time represented by such Bank’s Commitment; provided that in the case of Section 2.17 when a Defaulting Bank shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Bank’s Commitment) represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Bank’s status as a Defaulting Bank at the time of determination.

“Applicant” means, with respect to a particular Letter of Credit, the Company or any other Subsidiary of the Company applying for such Letter of Credit pursuant to Section 2.01 and Section 2.02; provided that, if the Applicant is a Subsidiary of the Company, the Company shall be a Co-Applicant with respect to such Letter of Credit.

“Approved Electronic Platform” has the meaning set forth in Section 10.10(c).

“Assignee” has the meaning set forth in Section 10.06(c).

“Assignment and Assumption” means an assignment and assumption entered into by a Bank and an Assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“ASU” means the Accounting Standards Update No. 2018-12 regarding the accounting for long-duration insurance contracts issued by FASB on August 15, 2018 to be effective January 1, 2023.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each Person listed under the caption “BANKS” on the signature pages hereof, and each other Person that shall become a party hereto as a Bank pursuant to this Agreement (other than any such Person that ceases to be a Bank by means of assignment pursuant to this Agreement), together with its successors. For purposes of clarification, the term “Bank” shall include each Fronting Issuing Bank.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a governmental body, agency or official or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental body, agency or official or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR (determined in accordance with clause (b) of the definition thereof) in effect for such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus one percent (1.00%) and (d) one percent (1.00%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.01 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Borrowing” shall have the meaning set forth in Section 1.03.

“Base Rate Loan” means a Loan to be made by a Bank pursuant to Section 2.04 as a Base Rate Loan in accordance with the applicable Notice of Borrowing or Article VIII.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plans” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Brighthouse Reinsurance” means Brighthouse Reinsurance Company of Delaware, a Delaware corporation.

“BofA Securities” means BofA Securities, Inc., or any of its designated affiliates.

“Borrowing” has the meaning set forth in Section 1.03.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Change of Control” means any event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended)

shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of thirty-five percent (35%) or more of the outstanding shares of common stock of the Company.

“CME” means CME Group Benchmark Administration Limited.

“Co-Applicant” means the Company, acting as a co-applicant for an Applicant, with respect to a particular Letter of Credit.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Collateral Account” has the meaning set forth in Section 2.03(e).

“Commitment” means, with respect to any Bank, the commitment of such Bank (a) to issue Syndicated Letters of Credit under Section 2.01(a) and to acquire participations in Fronted Letters of Credit and/or (b) to make Loans hereunder, in each case expressed as an amount representing the maximum aggregate amount of such Bank’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to this Agreement (including pursuant to assignments by or to such Bank pursuant to Section 10.06). The initial amount of each Bank’s Commitment is set forth on Schedule I hereto or in the Assignment and Assumption or other instrument executed and delivered hereunder pursuant to which such Bank shall have assumed its Commitment, as applicable. The aggregate amount of the Banks’ Commitments is $1,000,000,000 as of the Effective Date. The Commitments of the Banks are several and not joint and no Bank shall be responsible for any other Bank’s failure (a) to issue Syndicated Letters of Credit under Section 2.01(a) and to acquire participations in Fronted Letters of Credit and/or (b) to make Loans hereunder.

“Commitment Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

“Commitment Increase” has the meaning set forth in Section 2.11(c).

“Communication” means this Agreement, any other Credit Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.

“Company” means Brighthouse Financial, Inc., a Delaware corporation, and its successors.

“Confirming Bank” means, with respect to any Bank, any other bank that has agreed, by delivery of a confirming bank agreement in substantially the form of Exhibit E (a “Confirming Bank Agreement”), that such other bank will itself honor the obligations of such Bank in respect of a draft complying with the terms of a Letter of Credit as if, and to the extent, such other bank were the “Issuing Bank” named in such Letter of Credit; provided, that no Bank shall be obligated to so act as a Confirming Bank.

“Confirming Bank Agreement” has the meaning set forth in the definition of “Confirming Bank”.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Domestic Business Day and U.S. Governmental Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s), and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Credit Document).

“Consolidated Subsidiary” means, at any date, any Subsidiary or other entity the accounts of which are consolidated with those of the Company in its consolidated financial statements.

“Consolidated Total Capitalization” means, at any date, for the Company and its Consolidated Subsidiaries, the sum of, without duplication, (i) Consolidated Total Indebtedness, plus, (ii) the Hybrid Instrument Amount, plus (iii) Adjusted Consolidated Net Worth.

“Consolidated Total Indebtedness” means, at any date, for the Company and its Consolidated Subsidiaries, the aggregate amount of all Non-Operating Indebtedness, excluding Hybrid Instruments.

“Credit Documents” means (a) this Agreement, (b) the Notes, (c) with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (ii) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time, (d) the Fee Letters and (e) and any other agreement, instrument or document executed and/or delivered in connection with this Agreement and designated by its terms as a Credit Document.

“Credit Exposure” means, with respect to any Bank at any time, the sum of (a) the aggregate principal amount of such Bank’s Loans and (b) the aggregate amount of such Bank’s LC Exposure, in each case, outstanding at such time.

“Credit Party” means the Administrative Agent, each Fronting Issuing Bank or any Bank.

“Daily Simple SOFR” with respect to any applicable determination date, means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt” of any Person means, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under capital leases, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (g) all Debt of others Guaranteed by such Person, and (h) all obligations of such Person in respect of Disqualified Capital Stock (and, for the avoidance of doubt, Debt shall include Hybrid Instruments); provided, that the term of “Debt” shall not include any obligations of such Person (x) under repurchase or reverse repurchase agreements to repurchase or resell (as applicable) securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or other property) or (y) to return collateral pledged in respect of or in connection with the loan of such securities.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Bank” means any Bank that (a) has failed, within two (2) Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its obligations in respect of Letters of Credit (including its participations in Fronted Letters of Credit) or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Domestic Business Days after request by the Administrative Agent or any Fronting Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and obligations in respect of then outstanding Letters of Credit (including its participations in then outstanding Fronted Letters of Credit) under this Agreement; provided, that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt by the Administrative Agent or such Fronting Issuing Bank of such certification in form and substance satisfactory to the Administrative Agent and (if applicable) such Fronting Issuing Bank, (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action, or (e) ceases to be a NAIC-Approved Bank and has failed to comply with its obligations under Section 2.16(b).

“Derivative Financial Products” of any Person means all obligations (including whether pursuant to any master agreement or any particular agreement or transaction) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, interest rate future, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency future, currency option or any other similar transaction (including any option with respect to any of the foregoing) or any combination thereof.

“Disqualified Capital Stock” means that portion of any Capital Stock (other than Capital Stock that is solely redeemable, or at the election of the issuer thereof (not subject to any condition), may be redeemed, with Capital Stock that is not Disqualified Capital Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to one hundred eighty (180) days after the first (1st) anniversary of the Termination Date.

“Dividing Person” has the meaning set forth in the definition of “Division.”

“Division” means the division of assets, liabilities, and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollars” and the sign “$” means lawful money in the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.02.

“Electronic Copy” has the meaning set forth in Section 10.10(b).

“Electronic Record” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

“Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity Issuance” means, with respect to any Person, (a) any issuance or sale by such Person of (i) any Capital Stock, (ii) any warrants or options exercisable in respect of Capital Stock (other than any warrants or options issued to directors, officers or employees of such Person in their capacity as such and any Capital Stock issued upon the exercise thereof) or (iii) any other security or instrument representing Capital Stock (or the right to obtain any Capital Stock) in such Person or (b) the receipt by such Person of any contribution to its capital (whether or not evidenced by any equity security) by any other Person; provided, that the term “Equity Issuance” shall not include, with respect to any Subsidiary of the Company, any such issuance or sale by such Subsidiary to the Company or another Subsidiary or any capital contribution by the Company or another Subsidiary to such Subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Hybrid Instrument Amount” means, at any date, the aggregate amount (if any) by which the Hybrid Instrument Amount exceeds fifteen percent (15%) of Consolidated Total Capitalization.

“Excluded Taxes” has the meaning set forth in the definition of “Taxes.”

“Existing Credit Agreement” has the meaning set forth in the preliminary statements to this Agreement.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Domestic Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, (i) that certain letter agreement, dated March 22, 2022, between the Company and each of the Joint Lead Arrangers and/or their affiliates and (ii) that certain letter agreement, dated March 22, 2022, among the Company, Bank of America and BofA Securities, in each case, as amended and in effect from time to time.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or other senior financial officer of the Company, in each case, to the extent duly authorized to deliver certifications hereunder.

“Fronted LC Commitment” means, with respect to any Fronting Issuing Bank, the maximum aggregate undrawn face amount of Fronted Letters of Credit which such Fronting Issuing Bank shall have agreed to issue hereunder (as set forth (i) in the case of any Fronting Issuing Bank party hereto as of the Effective Date, beneath the signature of such Fronting Issuing Bank on its signature page hereto or (ii) in the case of any Bank that shall become a Fronting Issuing Bank after the Effective Date, in the written instrument referred to in the definition of “Fronting Issuing Bank” by which it agrees to be a Fronting Issuing Bank hereunder), as such maximum amount may be changed from time to time in accordance with Section 2.01(a).

“Fronted LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Fronted Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Fronted Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Fronted LC Exposure of any Bank shall at any time be its Applicable Percentage of the total Fronted LC Exposure at such time.

“Fronted Letter of Credit” means a letter of credit issued by a Fronting Issuing Bank as the sole issuing bank.

“Fronting Issuing Bank” means each Bank, if any, that has agreed, in its sole discretion, to be a Fronting Issuing Bank and to issue Fronted Letters of Credit hereunder, on or after the Effective Date by a written instrument executed by such Bank and the Company and delivered to the Administrative Agent hereunder (which instrument shall be in form and substance satisfactory to the Administrative Agent), whereupon such Bank shall become a Fronting Issuing Bank hereunder; provided, that no Bank shall be obligated to so act as a Fronting Issuing Bank.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hybrid Instruments” means Securities (as defined below) that are given at least some equity credit by S&P or Moody’s (and as to which, in the case of any Hybrid Instrument issued after December 2, 2016, the Administrative Agent shall have received evidence thereof (which may be in the form of a press release or other public posting by S&P or Moody’s that includes the amount of equity credit given to such Hybrid Instrument); provided, that the term “Hybrid Instruments” shall exclude any Securities to the extent recorded in the shareholder’s equity section of the combined or consolidated balance sheet of the Company and its Consolidated Subsidiaries most recently filed with the SEC. As used herein “Securities” means any stock, share, partnership interest, membership interest in a limited liability company, voting trust certificate, certificate of interest or participation in any profit-sharing agreement or arrangement, option, warrant, bond, debenture, note, or other evidence of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Hybrid Instrument Amount” means, with respect to any Hybrid Instruments, the principal amount (which principal amount may be a portion of the aggregate principal amount) of such Hybrid Instrument that is accorded equity credit treatment by S&P and/or Moody’s at the time of issuance thereof; provided, that, (i) in the case such Hybrid Instruments are given equity credit by both S&P and Moody’s, the higher of the two amounts shall apply, and (ii) the equity credit treatment given by S&P and Moody’s to any Hybrid Instrument at the time of issuance shall be deemed to apply to such Hybrid Instrument to the extent such Hybrid Instrument remains outstanding, irrespective of any change in the equity credit treatment given by either such rating agency to such Hybrid Instrument at any time after the date of issuance (it being agreed, for avoidance of doubt, that any change in the amount or percentage of the equity credit given to such Hybrid Instrument that is contemplated in the equity credit treatment given to such Hybrid Instrument as of the date of issuance (including, without limitation, any such change resulting from the life to maturity of such Hybrid Instrument or the amount of all such Hybrid Instruments as a percentage of total adjusted capital (as determined by S&P or Moody’s)) shall continue to be given effect after the date of issuance in determining the Hybrid Instrument Amount).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

“Insurance Subsidiary” means any Subsidiary which is subject to the regulation of, and is required to file statements with, any governmental body, agency or official in any State or territory of the United States or the District of Columbia which regulates insurance companies or the doing of an insurance business therein, including, without limitation, Brighthouse Reinsurance.

“Interest Election Request” means a request by the Company to convert or continue a Borrowing in accordance with Section 2.05(b).

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one or three months thereafter, as selected by the Company in the applicable Notice of Borrowing or Interest Election Request (in the case of each requested Interest Period, subject to availability); provided, that:

(a)any Interest Period that would otherwise end on a day that is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day, unless, in the case of a Term SOFR Loan, such Domestic Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Domestic Business Day;

(b)any Interest Period pertaining to a Term SOFR Loan that begins on the last Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Domestic Business Day of the last calendar month of such Interest Period; and

(c)no Interest Period shall extend beyond the Termination Date.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Co.” means Brighthouse Holdings, LLC, a Delaware limited liability company.

“Joint Lead Arrangers” means BofA Securities, JPMorgan, U.S. Bank National Association, and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“LC Disbursement” means a payment made by a Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Syndicated LC Exposure at such time plus (b) the Fronted LC Exposure at such time. The LC Exposure of any Bank shall at any time be the sum of (a) its Syndicated LC Exposure at such time plus (b) its Fronted LC Exposure at such time.

“LC Reimbursement Loan” means a Loan the proceeds of which are used solely to finance the reimbursement of LC Disbursements as contemplated by Section 2.03(a).

“Letters of Credit” means letters of credit issued under Section 2.01 and shall include Syndicated Letters of Credit and Fronted Letters of Credit.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or beneficially holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Base Rate Loan or a Term SOFR Loan and “Loans” means Base Rate Loans or Term SOFR Loans or any combination of the foregoing.

“Material Adverse Effect” means a material adverse effect on (a) business, assets, property or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole or (b) the validity or enforceability of any of the Credit Documents or the material rights and remedies of the Banks under the Credit Documents.

“Material Subsidiary” means (a) Intermediate Co., (b) Brighthouse Reinsurance, (c) any other Subsidiary that has total assets (including, without limitation, Capital Stock of its Subsidiaries) in excess of ten percent (10%) of the total assets of the Company and its Consolidated Subsidiaries (based upon and as of the date of the filing of the most recent combined or consolidated balance sheet of the Company furnished pursuant to Section 4.04 or Section 5.01), and (d) any Subsidiary formed or organized after the Effective Date that owns, directly or indirectly, greater than 10% of the Capital Stock of any other Material Subsidiary. In the event that the aggregate total assets of the Material Subsidiaries represents less than eighty percent (80%) of the consolidated total assets of the Company and its Consolidated Subsidiaries (as reported on the Company’s most recent combined or consolidated balance sheet furnished pursuant to Section 4.04 or Section 5.01), the Company shall promptly designate an additional Subsidiary or Subsidiaries as Material Subsidiaries in order that, after such designation, the aggregate total assets of the Material Subsidiaries represent at least eighty percent (80%) of the consolidated total assets of the Company and its Consolidated Subsidiaries (as reported on the Company’s most recent combined or consolidated balance sheet furnished pursuant to Section 4.04 or Section 5.01).

“Material Unpaid Derivative Product Indebtedness” means, at any time with respect to any Derivative Financial Product, any obligations of the Company or any of its Material Subsidiaries then due and payable by the Company or any of its Material Subsidiaries (after any applicable grace or cure periods thereunder) in respect of such Derivative Financial Product (giving effect to any legally enforceable netting agreements), where such obligations have become due and payable as a result of an event of default or other similar breach of such Derivative Financial Product attributable to the Company or any of its Material Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“NAIC Approved Bank” means (a) any Bank that is a financial institution listed on the most current “List of Qualified U.S. Financial Institutions” approved by the NAIC (the “NAIC Qualified

Financial Institution List”) or (b) any Bank as to which its Confirming Bank is a financial institution listed on the NAIC Qualified Financial Institution List.

“NAIC Qualified Financial Institution List” has the meaning set forth in the definition of “NAIC Approved Bank”.

“Non-Consenting Bank” means any Bank that does not approve any consent, waiver or amendment that (a) requires the approval of each Bank or each affected Banks in accordance with the terms of Section 10.05 and (b) has been approved by the Required Banks.

“Non-Defaulting Banks” means any Bank that is not a Defaulting Bank.

“Non-NAIC Approved Bank” means, at any time, any Bank that is not a NAIC Approved Bank.

“Non-Operating Indebtedness” of any Person means, at any date, all Debt (other than Operating Indebtedness) of such Person.

“Non-Pro Rata Issuance Election” means an election by the Company to have a Syndicated Letter of Credit issued, renewed, extended or amended on an adjusted pro rata basis, as more fully described in Section 2.16(d).

“Notes” means a promissory note or notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans made to it hereunder, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.05(a).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or any Applicant arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or any Applicant or any Affiliate thereof of any proceeding under any bankruptcy, insolvency or similar laws affecting creditors’ rights generally naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Indebtedness” of any Person means, at any date, without duplication, any Debt of such Person (a) in respect of or supporting (including any Guarantee of Debt in respect thereof) AXXX, XXX and other similar life reserve requirements, (b) incurred in connection with repurchase agreements and securities lending, (c) to the extent the proceeds of which are used directly or indirectly (including for the purpose of funding portfolios that are used to fund trusts in order) to support AXXX, XXX and other similar life reserves, (d) to the extent the proceeds of which are used to fund discrete customer-related assets or pools of assets (and related hedge instruments and capital) that are at least notionally segregated from other assets and have sufficient cash flow to pay principal and interest thereof, with insignificant risk of other assets of the Company and its Subsidiaries being called upon to make such principal and interest payments, (e) which upon its issuance or incurrence, was or is excluded entirely from financial leverage by both S&P and Moody’s in their evaluation of such Person, or (f) consisting of secured loans or other secured obligations owed to Federal Home Loan Banks or Farmer Mac Mortgage Securities Corporation that are used as working capital and/or as a liquidity or capital backstop (provided that such secured loans and secured obligations do not have a term of more than 365 days).

“Ownership Interests” has the meaning set forth in Section 5.08.

“Parent” means, with respect to any Bank, any Person as to which such Bank is, directly or indirectly, a subsidiary.

“Participant” has the meaning set forth in Section 10.06(b).

“Participant Register” has the meaning set forth in Section 10.06(b).

“Patriot Act” has the meaning set forth in Section 4.17.

“Payment Account” means an account designated by the Administrative Agent in a notice to the Company and the Banks to which payments hereunder are to be made.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Quarterly Dates” means the last day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Register” has the meaning set forth in Section 2.07(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act of 1933, as amended from time to time, and as interpreted by the SEC.

“Regulations T, U and X” means Regulations T, U and X, respectively, of the Board of Governors of the Federal Reserve System, in each case as in effect from time to time.

“Related Party” or “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rescindable Amount” has the meaning set forth in Section 2.13(f).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Required Banks” means at any time Banks having Commitments representing more than fifty percent (50%) of the aggregate amount of the Commitments at such time; provided that, if the Commitments have expired or been terminated, “Required Banks” means Banks having more than fifty percent (50%) of the aggregate amount of the Credit Exposures of the Banks at such time.

“Sanctions” has the meaning set forth in Section 4.17.

“Sanctions Laws” has the meaning set forth in Section 4.17.

“S&P” means Standard and Poor’s Ratings Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor thereto.

“Scheduled Unavailability Date” has the meaning specified in Section 8.01(b)(ii).

“SEC” means Securities and Exchange Commission or any governmental body, agency or official succeeding to its principal functions.

“Secured Obligations” has the meaning set forth in Section 2.03(e).

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.100% (10 basis points).

“Statutory Statement” means a statement of the condition and affairs of an Insurance Subsidiary, prepared in accordance with accounting procedures and practices prescribed or permitted by an applicable insurance regulatory authority or the NAIC, as modified in accordance with permitted practices approved by an applicable insurance regulatory authority, and filed with an applicable insurance regulatory authority or the NAIC.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Successor Rate” has the meaning specified in Section 8.01(b)(ii).

“Syndicated LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Syndicated Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements under Syndicated Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The Syndicated LC Exposure of any Bank shall at any time be its Applicable Percentage of the total Syndicated LC Exposure at such time.

“Syndicated Letter of Credit” means a single multi-bank letter of credit issued by all of the Banks (acting through the Administrative Agent in accordance with the provisions hereof) in which each Bank, as an issuing bank thereunder, has a several (but not joint) obligation in respect of a specified portion of the amount of such letter of credit.

“Taxes” has the meaning set forth in Section 8.05(a).

“Term SOFR” means:

(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided, that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Replacement Date” has the meaning specified in Section 8.01(b)(ii).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means April 15, 2027 or, if such day is not a Domestic Business Day, the immediately preceding Domestic Business Day.

“Total Commitments” means, at any time, the aggregate amount of the Commitments then in effect of all of the Banks, as such aggregate amount shall be adjusted upwards or downwards from time to time in accordance with the terms of this Agreement (including, without limitation, pursuant to Section 2.16).

“Type”, when used in reference to any Borrowing, refers to whether the Borrowing is of a Base Rate Loan or a Term SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Government Securities Business Day” means any Domestic Business Day, except any Domestic Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“VA Adjustment Amount” means, at any date, an amount equal to the sum of (a) the change in carrying value of variable annuity rider liabilities, which for avoidance of doubt will include the ongoing change in reserves due to market risk benefits (MRB) upon adoption of the ASU, (b) the change in fair value of Shield annuities embedded derivatives, (c) the change in the fair value of derivatives in the Company’s variable annuity hedging program and (d) upon adoption of the ASU, the impact of such adoption as reflected in retained earnings and disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Such amounts (a), (b), and (c) will be as reported quarterly in the Company’s Form 10-Q or 10-K, as applicable, under “Management’s Discussion and Analysis of Financial Condition -- Results of Operations” and currently within the “Total GMLB Riders” disclosure. Each of (a), (b), and (c), shall apply for which financial statements have been delivered to the Banks in accordance with Sections 5.01(a) or 5.01(b); provided, that such adjustments shall be on a cumulative and after-tax basis beginning with the quarter ended March 31, 2022; provided, further, that such adjustments shall be determined in a manner substantially consistent with past practice as reflected in the calculation for the fiscal year ended December 31, 2021, for which such past practice will be updated as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 to reflect adoption of the ASU. The VA Adjustment Amount may be a negative value (in which case it shall increase Adjusted Consolidated Net Worth) or positive value (in which case it shall reduce Adjusted Consolidated Net Worth) or zero.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02Accounting Terms and Determinations.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements or statutory statements, as of the Effective Date, except as otherwise specifically prescribed herein.

(b)If at any time any change in GAAP (including without limitation, as a result of the effectiveness of the ASU) or in the consistent application thereof would affect the computation of any requirement set forth in any Credit Document, and either the Company or the Required Banks shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks), regardless whether such request is given before or after such change in GAAP or in the consistent application thereof; provided that, until so amended or such request shall have been withdrawn, (i) such requirement shall continue to be computed in accordance with GAAP as in effect prior to such change therein and (ii) the Company shall provide, or cause to be provided, to the Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

SECTION 1.03Types of Borrowings. The term “Borrowing” denotes each Loan that is made to the Company pursuant to Section 2.04, as converted or continued pursuant to Section 2.05(b), on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Term SOFR Borrowing” is a Borrowing comprised of Term SOFR Loans and a “Base Rate Borrowing” is a Borrowing comprised of Base Rate Loans.

SECTION 1.04Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

SECTION 1.05Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(d)Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

(e)Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.06Timing of Payment and Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Domestic Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Domestic Business Day and such extension shall be reflected in the computation of interest or fees, as the case may be.

ARTICLE II

THE CREDITS

SECTION 2.01     Letters of Credit.

(a)General. Subject to the terms and conditions set forth herein, at the request of any Applicant, and, if a Subsidiary of the Company is the Applicant, the Company, as Co-Applicant, at any time and from time to time during the Commitment Availability Period, (i) each Bank agrees to issue Syndicated Letters of Credit and (ii) each Fronting Issuing Bank agrees to issue Fronted Letters of Credit, in each case denominated in Dollars for the account of the Company or any of its Subsidiaries, that will not result in (x) the aggregate outstanding amount of the Credit Exposures of the Banks exceeding the aggregate amount of the Commitments of the Banks, (y) the aggregate outstanding amount of the Credit Exposure of such Bank exceeding the aggregate amount of the Commitment of such Bank and (z) with respect to Fronted Letters of Credit, the aggregate undrawn face amount of Fronted Letters of Credit issued by such Fronting Issuing Bank plus the aggregate amount of unreimbursed LC Disbursements in respect of Fronted Letters of Credit exceeding its Fronted LC Commitment.

Each Syndicated Letter of Credit shall be a standby letter of credit in substantially the form attached hereto as Exhibit B, with such changes therein (i) as the Administrative Agent determines are acceptable to it and not adverse to the Banks or (ii) the Required Banks shall approve. Without the prior consent of each Bank, no Syndicated Letter of Credit may be issued that would vary the several and not joint nature of the obligations of the Banks thereunder, and each Syndicated Letter of Credit shall be issued by all of the Banks having Commitments at the time of issuance as a single multi-bank letter of credit, but the obligation of each Bank thereunder shall be several and not joint, based upon its Applicable Percentage (or other applicable share if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) of the aggregate undrawn amount of such Letter of Credit.
Each Fronted Letter of Credit shall be a standby letter of credit in such form as the Applicant, and, if a Subsidiary of the Company is the Applicant, the Company, as Co-Applicant, shall request and reasonably acceptable to the Administrative Agent and the applicable Fronting Issuing Bank with respect thereto. Each Fronted Letter of Credit shall be issued by, and be the sole obligation as issuing bank of, the applicable Fronting Issuing Bank (without impairing each Bank’s participation obligations with respect thereto). No Bank shall have any obligation hereunder to become a Fronting Issuing Bank hereunder and any election to do so shall be in the sole discretion of each Bank. Notwithstanding anything herein to the contrary, any addition or removal of a Fronting Issuing Bank hereunder or change in its Fronted LC Commitment may be effected only with the agreement of such Fronting Issuing Bank and the Company (and with the consent of Administrative Agent (such consent not to be unreasonably withheld)) (provided, that no such change shall increase the Commitment of any Bank).

If requested by the Company but, in each case subject to the terms and conditions of this Agreement, and if the Company advises the applicable Fronting Issuing Bank or the Administrative Agent, as the case may be, of such requirements prior to the issuance of such Letter of Credit, a Letter of Credit will have provisions that satisfy the requirements for letters of credit under credit-for-reinsurance provisions in the jurisdiction of organization of the beneficiary of such Letter of Credit with respect to support variable annuity policies and reinsurance reserve requirements; provided, that none of the applicable Fronting Issuing Bank, the Administrative Agent or the Bank shall be obligated to verify that such provisions satisfy such requirements for reserve credit, and provided, further, that any such Letter of Credit shall be subject to, and shall not impair, the other provisions of this Agreement, including Sections 2.01(d) and (g) and Section 2.03.

(b)Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Applicant, and, if a Subsidiary of the Company is the Applicant, the Company, as Co-Applicant) shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) to the Administrative Agent and (in the case of a Fronted Letter of Credit) the applicable Fronting Issuing Bank, (not later than noon (New York City time) three (3) Domestic Business Days (or such shorter time as the Administrative Agent or the applicable Fronting Issuing Bank may agree in a particular instance in their sole discretion) prior to, the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Syndicated Letter of Credit or Fronted Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Domestic Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.01(d)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and the terms and conditions of (and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be) such Letter of Credit.

If requested by the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank through the Administrative Agent, the Applicant, and, if a Subsidiary of the Company is the Applicant, the Company, as Co-Applicant, also shall submit a letter of credit application on standard form of the Person that is serving as Administrative Agent or such Fronting Issuing Bank, as applicable, in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Person that is serving as Administrative Agent or such Fronting Issuing Bank, as applicable, relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If any Letter of Credit shall provide for the automatic extension of the expiry date thereof unless the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank shall give notice to the beneficiary thereof on or before the time specified therein (which shall not be more than sixty (60) days prior to the stated expiration date, unless otherwise agreed by the Administrative Agent or the applicable Fronting Issuing Bank, in their sole discretion, as applicable) that such expiry date shall not be extended (each such Letter of Credit, an “Evergreen Letter of Credit” and such notice, a “Non-Extension Notice”), then the Administrative Agent or such Fronting Issuing Bank, as applicable, will give a Non-Extension Notice under such Evergreen Letter of Credit in accordance with its terms if requested to do so by notice given to the Administrative Agent or such Fronting Issuing Bank (through the Administrative Agent) by (i) at any time a Default shall have occurred and be continuing, the Required Banks, (ii) at any time on or after the date that the Commitments are terminated, any Bank or (iii) the Applicant, and, if a Subsidiary of the Company is the Applicant, the Company, as Co-Applicant; provided, that the Administrative Agent or such Fronting Issuing Bank, as applicable, will give a Non-Extension Notice such that each Evergreen Letter of Credit expires no later than one year after the Termination Date.

(c)Limitations on Amounts and Daily Transactions. Each Letter of Credit shall be issued, amended, renewed or extended if and only if (and upon such issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the aggregate outstanding amount of the Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments of the Banks.

In no event may more than twenty-five (25) issuances, amendments, renewals and/or extensions of Letters of Credit occur on any day, unless the Administrative Agent shall otherwise agree.

(d)Expiry Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year after the date of the issuance of such Letter of Credit

(provided, that such Letter of Credit may contain “evergreen” provisions for the renewal or extension thereof to a date not later than one year after the then current expiry date thereof) or (ii) the first (1st) anniversary of the Termination Date. The Company shall cause any Letter of Credit outstanding on or after the date that is five (5) Domestic Business Days prior to the Termination Date to be cash collateralized in accordance with Section 2.03(e) on or prior to such date and for so long as such Letter of Credit is outstanding.

(e)Obligation of Banks. With respect to any Syndicated Letter of Credit, the obligation of any Bank under such Syndicated Letter of Credit shall be several and not joint and shall at any time be in an amount equal to such Bank’s Applicable Percentage (or other applicable share if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) of the aggregate undrawn amount of such Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide.

By the issuance of a Fronted Letter of Credit (or an amendment to a Fronted Letter of Credit increasing the amount thereof) by any Fronting Issuing Bank, and without any further action on the part of any Fronting Issuing Bank or the Banks, the applicable Fronting Issuing Bank hereby grants to each Bank, and each Bank hereby acquires from such Fronting Issuing Bank, a participation in such Fronted Letter of Credit equal to such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Fronted Letter of Credit. Each Bank acknowledges and agrees that its obligation to acquire participations in respect of Fronted Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Fronted Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the applicable Fronting Issuing Bank, such Bank’s Applicable Percentage of each LC Disbursement made by such Fronting Issuing Bank in respect of any Fronted Letter of Credit, promptly upon the request of such Fronting Issuing Bank at any time from the time such LC Disbursement is made until such LC Disbursement is reimbursed by the Company or at any time after any reimbursement payment is required to be refunded to the Company for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to Section 2.03(a) in respect of any Fronted Letter of Credit, the Administrative Agent shall distribute such payment to the applicable Fronting Issuing Bank or, to the extent that the Banks have made payments pursuant to this paragraph to reimburse such Fronting Issuing Bank, then to the Banks and such Fronting Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse the applicable Fronting Issuing Bank for any LC Disbursement shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(f)Adjustment of Applicable Percentages. Upon (i) each addition of a new Bank hereunder and (ii) each change in the Commitment of a Bank pursuant to this Agreement, including pursuant to an increase in the commitments pursuant to Section 2.11, then (A) in the case of each outstanding Syndicated Letter of Credit, with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit), the Administrative

Agent shall promptly amend such Syndicated Letter of Credit to specify the Banks that are parties thereto, after giving effect to such event, and such Banks’ respective Applicable Percentages (or other applicable share if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) as of the effective date of such amendment and (B) in the case of each outstanding Fronted Letter of Credit, the participation interest of each Bank therein shall automatically be adjusted to reflect, and each Bank shall have a participation in such Fronted Letter of Credit equal to, such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Fronted Letter of Credit after giving effect to such event. However, it is acknowledged by the Administrative Agent and the Banks that amendments of outstanding Syndicated Letters of Credit may not be immediately effected. Accordingly, whether or not Syndicated Letters of Credit are amended as contemplated hereby, the Banks agree that they shall purchase and sell participations or otherwise make or effect such payments among themselves (but through the Administrative Agent) so that payments by the Banks of drawings under Syndicated Letters of Credit and payments by the Company of LC Disbursements and interest thereon are, except as otherwise expressly set forth herein, in each case shared by the Banks in accordance with the respective Applicable Percentages (or other applicable shares if the Company has made a Non-Pro Rata Issuance Election with respect to such Syndicated Letters of Credit) of the Banks from time to time in effect.

(g)Conditions to Issuance. None of the Fronting Issuing Bank, the Administrative Agent nor any Bank shall have any obligation to issue Letters of Credit, so long as:

(i)Any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Fronting Issuing Bank, the Administrative Agent or any Bank from issuing such Letter of Credit;

(ii)Any law applicable to such Fronting Issuing Bank, the Administrative Agent or any Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Fronting Issuing Bank, the Administrative Agent or such Bank shall prohibit, or request that such Fronting Issuing Bank, the Administrative Agent or such Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Fronting Issuing Bank, the Administrative Agent or such Bank with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which such Fronting Issuing Bank, the Administrative Agent or such Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Fronting Issuing Bank, the Administrative Agent or such Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Fronting Issuing Bank, the Administrative Agent or such Bank in good faith deems material to it;

(iii)The issuance of such Letter of Credit would violate one or more policies of such Fronting Issuing Bank, the Administrative Agent or any Bank, as applicable, applicable to letters of credit generally;

(iv)Except as otherwise agreed by such Fronting Issuing Bank or the Administrative Agent, as applicable, such Letter of Credit is in an initial amount less than $1,000,000;

(v)Such Letter of Credit is to be denominated in a currency other than US Dollars;

(vi)Such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vii)If such Letter of Credit is a Fronted Letter of Credit, and any Bank is a Defaulting Bank, after giving effect to the reallocation of such Defaulting Bank’s participation among the non-defaulting Banks as set forth in Section 2.17 to the extent of their respective Commitment, unless the Company has delivered cash collateral or the Fronting Issuing Bank has entered into other arrangements with the Company or such Defaulting Bank satisfactory to the Fronting Issuing Bank to eliminate the applicable Fronting Issuing Bank’s risk with respect to such Defaulting Bank.

(h)Letters of Credit Issued for Subsidiaries. The Company, as Co-Applicant, shall be obligated to pay each LC Disbursement and accrued interest thereon and all other payment obligations with respect to each Letter of Credit that is issued or outstanding hereunder or in support of any obligations of, or is for the account of, any Subsidiary of the Company. The Company hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries. The Company hereby unconditionally guarantees the full and punctual payment of all reimbursement obligations in respect of LC Disbursements and all interest thereon payable by each Subsidiary pursuant to this Agreement and the full and punctual payment of all other amounts payable by each Subsidiary under this Agreement. Upon failure by any Subsidiary to pay punctually any such amount, the Company shall forthwith pay the amount not so paid at the place and in the manner specified in this Agreement. The agreement of the Company under this clause (h) is a continuing guarantee and shall apply to all obligations of the Subsidiaries under this Agreement whenever arising, and is a guarantee of payment and is not merely a guarantee of collection. The obligations of the Company hereunder shall be unconditional, absolute and continuing and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary by operation of law or otherwise; (ii) any modification or amendment of or supplement to this Agreement; (iii) any change in the corporate existence, structure or ownership of any Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Subsidiary or its assets; (iv) the existence of any claim, set-off or other rights which the Company may have at any time against any Subsidiary, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (v) any invalidity or unenforceability relating to or against any Subsidiary for any reason of any Credit Document or Letter of Credit, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary of any reimbursement obligation, interest or any other amount payable by it under any Credit Documents or in respect of any Letter of Credit issued hereunder; and (vi) any other act or omission to act or delay of any kind by Subsidiary, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company’s obligations hereunder.

SECTION 2.02    Issuance and Administration of Syndicated Letters of Credit. With respect to each Syndicated Letter of Credit, such Syndicated Letter of Credit shall be executed and delivered by the Administrative Agent in the name and on behalf of, and as attorney-in-fact for, the Banks party to such Syndicated Letter of Credit, and the Administrative Agent shall act as the agent of each such Bank to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Syndicated Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Syndicated Letter of Credit and (c) notify such Bank and the Company (who shall notify the Applicant, if a Subsidiary of the Company is the Applicant), that a valid drawing has been made and the date that the related LC Disbursement is to be made; provided, that the Administrative Agent shall have no obligation or liability for any LC Disbursement under such Syndicated Letter of Credit, and each Syndicated Letter of Credit shall expressly so provide. Each Bank hereby irrevocably appoints and designates the Administrative Agent as its attorney-in-fact, acting through any duly authorized officer of the Person that is serving as the Administrative Agent, to execute and deliver in the name and on behalf of such Bank each Syndicated Letter of Credit to be issued by the Banks hereunder. Promptly upon the request of the Administrative Agent, each Bank will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any such Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for such Bank to execute and deliver each Syndicated Letter of Credit.

SECTION 2.03    Reimbursement for LC Disbursements, Cover, Etc.

(a)Reimbursement. If any Bank shall make any LC Disbursement in respect of any Letter of Credit, the Company shall reimburse, or shall cause the Subsidiary that is the Applicant with respect to such Letter of Credit to reimburse, such Bank in respect of any such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:30 p.m., New York City time, on (A) the Domestic Business Day that the Company receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (B) the Domestic Business Day immediately following the day that the Company receives such notice, if such notice is received on a day which is not a Domestic Business Day or is not received prior to 10:00 a.m., New York City time, on a Domestic Business Day; provided that, at any time during the Commitment Availability Period, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.05(a) that such payment be financed with a Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing.

(b)Reimbursement Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in Section 2.03(a) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) at any time or from time to time, without notice to the Company or any Applicant, the time for any performance of or compliance with any of such reimbursement obligations of any other Applicant or party thereto shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Applicant or party thereto shall be amended or otherwise modified in any respect, or any guarantee of any of such reimbursement obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) any lien or security interest granted to, or in favor of, the Administrative Agent or any of the Banks as security for any of such reimbursement obligations shall fail to be perfected, (vii) the occurrence of any Default, (viii) the existence of any proceedings of the type described in Sections 6.01(g) or (h) with respect to any other Applicant or party thereto of any of such reimbursement obligations, (ix) any lack of validity or enforceability of any of such reimbursement obligations against any other Applicant or party thereto of any of such reimbursement obligations, or (x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of the obligations of the Company hereunder.

Neither the Administrative Agent nor any Bank nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond their control; provided, that the foregoing shall not be construed to excuse the Administrative Agent or a Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by (x) the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Bank, as the case may be, or (y) in the case of any Bank, its failure to make an LC Disbursement in respect of any drawing properly made under a Letter of Credit as provided in Section 2.03(c), in the case of each of the foregoing clauses (x) and (y), as determined in a final and non-appealable judgment by a court of competent jurisdiction. The parties hereto expressly agree that:

(i)the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)this sentence shall establish the standard of care to be exercised by the Administrative Agent or (in the case of any Fronted Letter of Credit) the applicable Fronting

Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(c)Disbursement Procedures.

(i)The following provisions shall apply to any Syndicated Letter of Credit. The Administrative Agent shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under any Syndicated Letter of Credit. The Administrative Agent shall promptly after such examination (A) notify each of the Banks and the Company by telephone (confirmed by telecopy) of such demand for payment and (B) deliver to each Bank a copy of each document purporting to represent a demand for payment under such Syndicated Letter of Credit. With respect to any drawing properly made under any such Syndicated Letter of Credit, each Bank will make an LC Disbursement in respect of such Syndicated Letter of Credit in accordance with its liability under such Syndicated Letter of Credit and this Agreement, such LC Disbursement to be made to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Banks. The Administrative Agent will make any such LC Disbursement available to the beneficiary of such Syndicated Letter of Credit by promptly crediting the amounts so received, in like funds, to the account identified by such beneficiary in connection with such demand for payment, provided that the Administrative Agent will be obligated to honor drawings under any Syndicated Letter of Credit only to the extent of funds received. Promptly following any LC Disbursement by any Bank in respect of any such Syndicated Letter of Credit, the Administrative Agent will notify the Company of such LC Disbursement; provided, that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Banks with respect to any such LC Disbursement or any of its other obligations hereunder.

(ii)The following provisions shall apply to any Fronted Letter of Credit. The applicable Fronting Issuing Bank shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Fronted Letter of Credit. The applicable Fronting Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Fronting Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Fronting Issuing Bank and the Banks with respect to any such LC Disbursement.

(d)Interim Interest. If any LC Disbursement is made, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made (without regard for when notice thereof is given), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum equal to two percent (2%) plus the Base Rate plus the Applicable Margin.

(e)Provision of Cover. In the event the Company shall have provided (or be required to provide) cash collateral for outstanding Letters of Credit pursuant to Section 2.01(d), Section 2.17, Section 6.01 or clause (f) hereof, the Administrative Agent will establish a separate cash collateral account (the “Collateral Account”), which may be a “securities account” (as defined in Section 8-501 of the Uniform Commercial Code as in effect in New York (the “NY UCC”)), in the name and under the sole dominion and control of the Administrative Agent (and, in the case of a securities account, in respect of which the Administrative Agent is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC)) into which there shall be deposited from time to time such amounts paid to the Administrative Agent as cash collateral for the applicable LC Exposure. As collateral security for the prompt payment in full when due of the Obligations and all reimbursement obligations in respect of LC Disbursements, all interest thereon, and all other obligations of the Company under the Credit Documents whether or not then outstanding or due and payable (such obligations being herein collectively called the “Secured Obligations”), the Company hereby pledges and grants to the Administrative Agent, for the benefit of the Banks and the Administrative Agent as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Secured Obligations until applied by the Administrative Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section 2.03(e). Amounts on deposit in the Collateral Account shall be invested and reinvested by the Administrative Agent in such short-term investments as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name and be under the sole dominion and control of the Administrative Agent and shall be credited to the Collateral Account. At any time, and from time to time, while an Event of Default has occurred and is continuing, the Administrative Agent shall, if instructed by the Required Banks in their sole discretion, liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of any of the Secured Obligations due and payable. If at any time (i) no Default has occurred and is continuing and (ii) all of the Secured Obligations then due have been paid in full but Letters of Credit remain outstanding, the Administrative Agent shall, from time to time, at the request of the Company, deliver to the Company, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate undrawn face amount of all outstanding Letters of Credit. When all of the Secured Obligations shall have been paid in full, all Letters of Credit have expired with no pending drawings or been terminated and the Commitments have terminated, the Administrative Agent shall promptly deliver to the Company, for account of the Company, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Collateral Account.

(f)Without limiting clause (z) of Section 2.01(a), if, at any time, the sum of (i) aggregate undrawn face amount of Fronted Letters of Credit issued by such Fronting Issuing Bank plus (ii) the aggregate amount of unreimbursed LC Disbursements in respect of Fronted Letters of Credit of any Fronting Issuing Bank exceeding its Fronted LC Commitment, the Company shall immediately, first, repay any unreimbursed LC Disbursements owing to such Fronting Issuing Bank and, second, either provide cash collateral the amount equal to such excess above such Fronting Issuing Bank’s

Fronted LC Commitment or cause one or more of the outstanding Fronted Letters of Credit issued by such Fronting Issuing Bank to be cancelled, reduced or cancelled and reissued as one or more Syndicated Letters of Credit, in each case so that such excess above such Fronted LC Commitment is eliminated.

SECTION 2.04    Loans. At any time and from time to time during the Commitment Availability Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Company pursuant to this Section in amounts such that (x) the aggregate outstanding amount of the Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments of the Banks and (y) the aggregate outstanding amount of the Credit Exposure of such Bank shall not exceed the Commitment of such Bank; provided, that the aggregate outstanding principal amount of Loans (other than LC Reimbursement Loans) shall not exceed the Total Commitments; provided, further, that such limit may, upon the written request of the Company to the Administrative Agent, be increased proportionately in connection with any increase in the aggregate Commitments after the Effective Date pursuant to Section 2.11. Each Borrowing shall be in an aggregate principal amount of $25,000,000 or any larger multiple of $1,000,000 and shall be made from the several Banks ratably in proportion to their respective Commitments; provided, that, notwithstanding the foregoing, a Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.03(a). Within the foregoing limits, the Company may borrow under this Section 2.04, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Commitment Availability Period under this Section 2.04.

SECTION 2.05    Notice of Borrowings; Interest Elections; Conversions and Continuations of Loans.

(a)With respect to each Borrowing of Loans, the Company shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than 11:00 a.m. (New York City time) (x) on the date of each Base Rate Borrowing by the Company and (y) three (3) U.S. Government Securities Business Day before each Term SOFR Borrowing by the Company, specifying:

(i)the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a U.S. Government Securities Business Day in the case of a Term SOFR Borrowing,

(ii)the aggregate amount (in Dollars) of such Borrowing,

(iii)whether the Loans comprising such Borrowing are to be Base Rate Loans or Term SOFR Loans,

(iv)in the case of a Term SOFR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

(v)whether the Loans comprising such Borrowing are to be LC Reimbursement Loans; and

(vi)certifying that all other conditions in Sections 3.01(b) and (c) have been satisfied.

(b)Interest Elections. Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05(b). The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Banks holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. To make an election pursuant to this Section 2.05(b), the Company shall notify the Administrative Agent of such election by telephone by the time that a Notice of Borrowing would be required under Section 2.05(a) if the Company were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.04:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Domestic Business Day;

(iii)whether the resulting Borrowing is to be a Base Rate Borrowing or a Term SOFR Borrowing; and

(iv)if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Bank of the details thereof and of such Bank’s portion of each resulting Borrowing. If the Company fails to deliver a timely Interest Election Request with respect to a Term SOFR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Banks, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) unless repaid, each Term SOFR Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06    Funding of Loans.

(a)Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

(b)On the date of each Borrowing, not later than 12:00 noon (New York City time) in the case of a Term SOFR Borrowing, or 1:00 p.m. (New York City time) in the case of any Base Rate Borrowing, each Bank participating therein shall (except as provided in Section 2.06(c)) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 10.01(a). Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent’s aforesaid address.

(c)If any Bank makes a new Loan hereunder to the Company on a day on which the Company is to repay all or any part of an outstanding Loan or unreimbursed LC Disbursement from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in Section 2.06(b), or remitted by the Company to the Administrative Agent as provided in Section 2.13, as the case may be.

(d)Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with Sections 2.06(b) and (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Company, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.09 and (ii) in the case of such Bank, the higher of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

(e)In the event that the Company has made a Non-Pro Rata Issuance Election and thereafter the Company requests a Loan, such Loan shall, subject to the other terms and provisions hereof, be advanced, first, by those Non-NAIC Approved Banks that do not participate in the issuance, renewal, extension or amendment of one or more Syndicated Letters of Credit as the result of such Non-Pro Rata Issuance Election until, after giving effect thereto, the Credit Exposure owing to the Banks are held by the Banks pro rata in accordance with their respective Commitments, and, second, by the Bank (including such Non-NAIC Approved Banks) pro rata in accordance with their respective Commitments, provided that, for the avoidance of doubt, the aggregate outstanding amount of the Credit Exposure of such Bank shall not exceed the Commitment of such Bank notwithstanding the provisions of this Section 2.06(e).

SECTION 2.07    Evidence of Loans.

(a)Each Bank shall maintain in accordance with its usual practice records evidencing the indebtedness of the Company to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder, and setting forth the Commitments of the Banks.

(b)The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive absent clear error, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank at any reasonable time and from time to time upon reasonable prior notice.

(c)The failure of any Bank or the Administrative Agent to maintain such records required by this Section 2.07 or any error therein shall not in any manner affect the obligations of the Company to repay the Loans in accordance with the terms of this Agreement.

(d)Any Bank may request that the Loans of such Bank to the Company be evidenced by a single Note, in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences Loans of the relevant Type, payable by the Company to such Bank for the account of its Applicable Lending Office. In such event, the Company shall prepare, execute and deliver to such Bank a Note payable to such Bank (or, if requested by such Bank, to such Bank and its registered assigns). Thereafter, once recorded in and to the extent consistent with the information contained in the Register, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one or more Notes in such form payable to the payee named therein (or, to such payee and its registered assigns). For any Loan evidenced by a Note pursuant to this Section 2.07(d), any transfer of a Note must be recorded in the Register in order to be effective.

SECTION 2.08    Maturity of Loans. Each Loan shall mature, and the Company hereby unconditionally promises to pay the unpaid principal of each Loan (together with accrued interest thereon and all other amounts then payable under this Agreement) on the Termination Date.

SECTION 2.09    Interest Rates of Loans; Alternate Rate of Interest.

(a)Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Margin. Such interest shall accrue and be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be paid in full). Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of two percent (2%) plus the Base Rate for such day plus the Applicable Margin.

(b)Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of Term SOFR plus the Applicable Margin. Such interest shall be payable (i) for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof and (ii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Term SOFR Loan shall be payable on the effective date of such conversion.

(c)Any overdue principal of any Term SOFR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of two percent (2%) plus the interest rate (including the Applicable Margin) otherwise applicable to such Loan. Any overdue interest on any Term SOFR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof is due to but excluding the date of actual payment, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate for such day plus the Applicable Margin.

(d)The Administrative Agent shall determine each interest rate applicable to the Loans and other amounts hereunder. The Administrative Agent shall give prompt notice to the Company and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

SECTION 2.10    Fees.

(a)The Company agrees to pay to the Administrative Agent for account of each Bank a Commitment Fee, which shall accrue at the Applicable Commitment Fee Rate, on the daily unused amount of the Commitment of such Bank during the period from and including the date hereof to but excluding the date that the Commitments terminate. Accrued Commitment Fees shall be payable on each Quarterly Date, commencing on the first such date after the Effective Date; provided, that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after such date shall be payable on demand.

(b)The Company agrees to pay to the Administrative Agent for account of each Bank a letter of credit fee with respect to Letters of Credit, which shall accrue at the Applicable Letter of Credit Commission on the average daily aggregate undrawn amount of all outstanding Letters of Credit during the period from and including the Effective Date to but excluding the later of the date on which such Bank’s Commitment terminates and the date on which such Bank ceases to have any LC Exposure. Letter of credit fees accrued through and including each Quarterly Date shall be payable on the third (3rd) Domestic Business Day following such Quarterly Date, commencing on the first such Domestic Business Day to occur; provided, that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after such date shall be payable on demand.

(c)The Company agrees to pay to the Administrative Agent for the account of each Fronting Issuing Bank a fronting fee with respect to each Fronted Letter of Credit issued by such Fronting Issuing Bank, which shall accrue at a rate per annum agreed in writing between the Company and such Fronting Issuing Bank (and notified to the Administrative Agent) on the average daily aggregate undrawn amount of each such Fronted Letters of Credit during the period from and including the date of issuance thereof to but excluding the later of the expiry date thereof and the date on which there ceases to be any LC Exposure thereunder. Fronting fees accrued through and including each Quarterly Date shall be payable on the third (3rd) Domestic Business Day following such Quarterly Date, commencing on the first such Domestic Business Day to occur; provided, that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after such date shall be payable on demand.

(d)The Company agrees to pay, on demand, to the Administrative Agent (with respect to Syndicated Letters of Credit) and each Fronting Issuing Bank (with respect to Fronted Letters of Credit issued by it), in each case for its own account, all commissions, charges, costs and expenses with respect to the issuance, amendment, renewal and extension of each such Letter of Credit and drawings and other transactions relating thereto in amounts customarily charged from time to time in like circumstances by the Person that is serving as the Administrative Agent or such Fronting Issuing Bank, as the case may be, or, as may be separately agreed from time to time by the Company and the Administrative Agent or such Fronting Issuing Bank, as the case may be.

(e)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, as applicable, to the Banks entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

SECTION 2.11    Termination, Reduction or Increase of Commitments.

(a)Unless previously terminated, the Commitments shall automatically terminate on the Termination Date.

(b)The Company may, upon at least three (3) Domestic Business Days’ notice to the Administrative Agent, terminate at any time, or proportionately and permanently reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000, the aggregate amount of the Commitments, provided, that, after giving effect to such termination or any such reduction, the aggregate outstanding amount of the Credit Exposures of the Banks shall not exceed the aggregate amount of the Commitments of the Banks. Upon receipt of such a notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such reduction (if such notice is a notice of reduction) and such notice shall not thereafter be revocable by the Company. Any termination or reduction of the Commitments shall be permanent.

(c)The Company shall have the right, at any time after the Effective Date and from time to time prior to the date that is thirty (30) days prior to the Termination Date, to increase the aggregate Commitments hereunder so long as the Total Commitments do not exceed $1,500,000,000, by causing one or more Additional Commitment Banks (which may include any existing Bank; provided, that no existing Bank shall be obligated to increase its Commitment) to provide a (or, in the case of an existing Bank, to increase its) Commitment (each such increase, a “Commitment Increase”); provided, that (i) no Bank shall have any obligation hereunder to become an Additional Commitment Bank and any election to do so shall be in the sole discretion of each Bank, (ii) each Additional Commitment Bank shall have entered into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall provide a Commitment (or, if such Additional Commitment Bank is an existing Bank, pursuant to which its Commitment shall be increased), (iii) unless the Administrative Agent otherwise agrees, such Commitment of any Additional Commitment Bank which is not an existing Bank shall be in an amount of at least $25,000,000 and (iv) unless the Administrative Agent otherwise agrees, each Commitment Increase shall be in an amount of at least $25,000,000. Each such Additional Commitment Bank shall enter into an agreement in form and substance satisfactory to the Company and the Administrative Agent pursuant to which such Additional Commitment Bank shall, as of the effective date of such Commitment Increase (which shall be a Domestic Business Day and, unless the Administrative Agent otherwise agrees, on which no issuance, amendment, renewal or extension of any Letter of Credit is scheduled to occur, provide a Commitment (or, if any such Additional Commitment Bank is an existing Bank, increase its Commitment in the amount specified therein and (if not an existing Bank) become a Bank hereunder. Notwithstanding the foregoing, no Commitment Increase pursuant to this Section shall be effective unless:

(i)the Company shall have given the Administrative Agent notice of any such increase at least three (3) Domestic Business Days prior to the relevant effective date of such Commitment Increase;

(ii)no Default shall have occurred and be continuing on such effective date; and

(iii)each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Sections 4.04(e) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Administrative Agent) shall be true on and as of such effective date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each notice under Section 2.11(c)(i) above shall be deemed to constitute a representation and warranty by the Company as to the matters specified in Sections 2.11(c)(ii) and 2.11(c)(iii) above. On the effective date of each Commitment Increase, the Company shall simultaneously (i) prepay in full the outstanding Loans (if any) held by the Banks immediately prior to giving effect to the relevant Commitment Increase, (ii) if the Company shall have so requested in accordance with this Agreement, borrow new Loans from all Banks (including, if applicable, any new Banks) such that, after giving effect thereto, the Loans are held ratably by the Banks in accordance with their respective

Commitments (after giving effect to such Commitment Increase) and (iii) pay to the Banks the amounts, if any, payable under Section 2.14.

SECTION 2.12    Optional Prepayments.

(a)The Company may, upon at least one (1) Domestic Business Day’s notice to the Administrative Agent (or such shorter time as the Administrative Agent may agree in its sole discretion), prepay any Base Rate Borrowing made to the Company in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

(b)The Company may, upon notice to the Administrative Agent by 10:00 a.m., New York City time, at least three (3) Domestic Business Days prior to the date of prepayment, prepay any Term SOFR Borrowing made to the Company in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with (x) accrued interest thereon to the date of prepayment and (y) all losses and expenses (if any) relating thereto which are (i) determined pursuant to Section 2.14 and (ii) notified to the Company by the relevant Bank at least one (1) Domestic Business Day prior to the date of such prepayment; provided, that the failure of any Bank to so notify the Company of the amount of any such loss or expense shall not relieve the Company of its obligation to pay the same.

(c)Each prepayment pursuant to this Section 2.12 shall be applied to prepay ratably the Loans of the several Banks included in the relevant Borrowing being prepaid. Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company; provided, that any notice of prepayment delivered by the Company may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or before the specified effective date) if such condition is not satisfied.

SECTION 2.13    Payments Generally; Pro Rata Treatment; Administrative Agent’s Clawback.

(a)The Company shall make or cause to be made each payment required to be made by it hereunder (whether reimbursement of LC Disbursements, principal of or interest on the Loans, fees, amounts under Article VIII or otherwise) or under any other Credit Document (except to the extent otherwise provided therein) not later than 2:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Domestic Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its Payment Account, except as otherwise expressly provided in the relevant Credit Document, and except that payments pursuant to Section 10.03 and Article VIII shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Domestic Business Day or U.S. Government Securities Business Day (as applicable), the date for payment shall be extended to the next succeeding Domestic Business Day or U.S. Government Securities Business Day (as applicable) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Credit Document shall be made in Dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of unreimbursed LC Disbursements in respect of Letters of Credit or interest thereon, principal of or interest on the Loans and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder in respect of such Letters of Credit or Loans (as applicable), pro rata among the Banks in accordance with the amounts of interest and fees then due to the Banks, and (ii) second, to pay such unreimbursed LC Disbursements or principal in respect of Loans (as applicable) then due hereunder, pro rata among the Banks in accordance with the amounts of unreimbursed LC Disbursements or principal of Loans then due to the Banks.

(c)Except to the extent otherwise provided herein: (i) each reimbursement of LC Disbursements in respect of Letters of Credit and each payment of principal in respect of Loans shall be for account of the Banks (other than Defaulting Banks), pro rata in accordance with the amounts of unreimbursed LC Disbursements or principal of Loans (as the case may be) then due and payable to the Banks (other than Defaulting Banks); (ii) each termination or reduction of the amount of Commitments under Section 2.11 or otherwise hereunder shall be applied to the respective Commitments of the Banks, pro rata in accordance with their respective Applicable Percentages; and (iii) each payment of interest, Commitment Fees and letter of credit fees shall be for account of the Banks (other than Defaulting Banks), pro rata in accordance with the amounts of interest, Commitment Fees and letter of credit fees (as the case may be) then due and payable to the Banks (other than Defaulting Banks).

(d)Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for account of the Banks hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks the amount due. In such event, if the Company has not in fact made such payment, then each of the Banks severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the higher of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules for interbank compensation.

(e)If any Bank shall fail to make any payment required to be made by it pursuant to Sections 2.01(e), 2.03(a), 2.06(d), 2.13(d), 2.16(b), 7.07 or shall otherwise be a Defaulting Bank, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank for the benefit of the Administrative Agent or the applicable Fronting Issuing Bank to satisfy such Bank’s obligations to it or any such Fronting Issuing Bank under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f)With respect to any payment that the Administrative Agent makes for the account of the Banks hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Company has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Company (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Bank with respect to any amount owing under this Section 2.13(f) shall be conclusive, absent manifest error.

SECTION 2.14     Funding Losses. If the Company makes any payment of principal with respect to any Term SOFR Loan (pursuant to Articles VI or VIII or otherwise), or converts any Term SOFR Loan, on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.09(c), or if the Company fails to borrow, convert, continue or prepay any Term SOFR Loans after notice has been given to any Bank in accordance with Sections 2.05(a), 2.05(b) or 2.12(b), as applicable, the Company shall reimburse each Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow; provided, that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

SECTION 2.15    Computation of Interest and Fees. Interest based on the Base Rate (including the Base Rate determined by reference to Term SOFR) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.16    Provisions Relating to NAIC Approved Banks.

(a)Each Bank agrees to use commercially reasonable efforts in order to, at all times, (i) be listed on the NAIC Qualified Financial Institution List or (ii) maintain in effect a Confirming Bank Agreement with a Person which is listed on the NAIC Qualified Financial Institution List to act as a Confirming Bank for such Bank in respect of its obligations under the Syndicated Letters of Credit (which Person, prior to entering in such Confirming Bank Agreement, shall be subject to the prior written consent of each of the Company and the Administrative Agent, such consent, in each case, shall not be unreasonably withheld or delayed). If any Bank shall enter into a Confirming Bank Agreement hereunder at any time, it shall promptly furnish a copy thereof to the Company and the Administrative Agent. If at any time any Bank shall cease to be a NAIC Approved Bank, such Bank shall promptly notify the Company and the Administrative Agent and forthwith comply with its obligations under this clause (a).

(b)If at any time any Bank shall not be listed on the NAIC Qualified Financial Institution List and shall not have in effect a Confirming Bank Agreement with a Person which is so listed (provided such Bank is not a Defaulting Bank at such time), such Bank shall be obligated to provide cash collateral for its LC Exposure on the following terms:

(i)With respect to any then existing Fronted LC Exposure of such Bank, at the option of the applicable Fronting Issuing Bank or the Company, such Bank shall forthwith deliver to the Administrative Agent or the applicable Fronting Issuing Bank an amount in cash equal to one hundred percent (100%) of the maximum amount of such Non-NAIC Approved Bank’s Fronted LC Exposure (such amount provided in respect of such Fronted LC Exposure being herein called “Fronted LC Cash Collateral”). Upon receipt of any Fronted LC Cash Collateral (including any additional cash collateral provided under Section 2.16(b)(iii) below that constitutes Fronted LC Cash Collateral), the Administrative Agent or the applicable Fronting Issuing Bank will establish one or more cash collateral accounts (which, in each case, may be a “securities account” (as defined in Section 8-501 of the NY UCC, in the name and under the sole dominion and control of the Administrative Agent or the applicable Fronting Issuing Bank (and, in the case of a securities account, in respect of which the Administrative Agent or the applicable Fronting Issuing Bank is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC)))) (each such cash collateral account, a “Fronted LC Collateral Account”) and deposit therein the relevant portion of such Fronted LC Cash Collateral (including the relevant portion of any additional cash collateral provided by such Bank in respect of its additional Fronted LC Exposure pursuant to Section 2.16(b)(iii) below) as collateral solely for the benefit of the applicable Fronting Issuing Bank to secure such Bank’s obligations in respect of the Fronted LC Exposure with respect to Fronted Letters of Credit issued by such Fronting Issuing Bank and such Bank hereby pledges and grants to the Administrative Agent or the applicable Fronting Issuing Bank, for the benefit of the applicable Fronting Issuing Bank, a security interest in all of its right, title and interest in and to each Fronted LC Collateral Account and the balances from time to time therein (including the investments and reinvestments therein provided for below). The balances from time to time in a Fronted LC Collateral Account shall not constitute payment of any such obligations until applied by the Administrative Agent or the applicable Fronting Issuing Bank as provided herein.

(ii)With respect to any then existing Syndicated LC Exposure of such Bank, such Bank and/or the Company may request that another Bank act as a Confirming Bank for (and to enter into a Confirming Bank Agreement with) such Bank with respect to such Bank’s then existing Syndicated LC Exposure (and such additional Syndicated LC Exposure of such Bank, to the extent provided in clause (iii) below); provided that, (A) no Bank shall be obligated to so act as a Confirming Bank and (B) any agreement of such Bank to so act as a Confirming Bank shall be on such terms and conditions and subject to payment of such fees as shall be agreed among such Confirming Bank, the Bank that is no longer a NAIC Approved Bank, the Administrative Agent and the Company (including, to the extent required by the Confirming Bank or the Company, the requirement that such Bank shall forthwith deliver to the Administrative Agent an amount in cash equal to the maximum amount of such Syndicated LC Exposure (such amount provided in respect of such Syndicated LC Exposure being herein called the “Syndicated LC Cash Collateral”)). Upon receipt of any Syndicated LC Cash Collateral (including any additional cash collateral provided under Section 2.16(b)(iii) below that constitutes Syndicated LC Cash Collateral) by the Administrative Agent from such Bank, the Administrative Agent will establish a cash collateral account (of the type described in Section 2.16(b)(i) above) (the “Syndicated LC Collateral Account” and, together with each Fronted LC Collateral Account, each a “LC Collateral Account”) and deposit therein such Syndicated LC Cash Collateral (including any additional cash collateral provided by such Bank in respect of its additional Syndicated LC Exposure pursuant to Section 2.16(b)(iii) below) as collateral solely for the benefit of the Confirming Bank to secure such Bank’s obligations to the Confirming Bank under such Confirming Bank Agreement in respect of such Bank’s Syndicated LC Exposure and such Bank hereby pledges and grants to the Administrative Agent, for the benefit of the Confirming Bank, a security interest in all of its right, title and interest in and to the Syndicated LC Collateral Account and the balances from time to time therein (including the investments and reinvestments therein provided for below). The balances from time to time in the Syndicated LC Collateral Account shall not constitute payment of any such obligations until applied by the Administrative Agent as provided herein.

(iii)If at any time thereafter the Company shall request additional Letters of Credit and at such time such Bank shall not be a NAIC Approved Bank (provided such Bank is not a Defaulting Bank), upon the request of any applicable Fronting Issuing Bank, applicable Confirming Bank or the Company, as applicable, such Bank shall provide additional cash collateral in respect of its Applicable Percentage of the maximum amount of the LC Exposure under such Letter of Credit in accordance with Sections 2.16(b)(i) or (ii) above, as applicable (provided that, with respect to any Fronted LC Exposure, such collateral shall be provided only at the option of the applicable Fronting Issuing Bank and with respect to any Syndicated LC Exposure, such collateral shall be provided only at the option of the applicable Confirming Bank) and, upon receipt of such collateral, the Fronting Issuing Bank, Administrative Agent or such other party shall deposit, hold and apply such collateral as Fronted LC Cash Collateral or Syndicated LC Cash Collateral, as applicable, in accordance with this Section 2.16(b).

(iv)Anything in this Agreement to the contrary notwithstanding, funds held in any LC Collateral Account established under this Section 2.16(b) shall be subject to withdrawal only as provided herein. Amounts on deposit in each LC Collateral Account shall be invested and reinvested by the Administrative Agent in such short-term investments as the Administrative Agent shall determine in its sole discretion or, in the case of any Fronted LC Collateral Account, as the applicable Fronting Issuing Bank for whose benefits the funds therein have been pledged may direct the Administrative Agent or, in the case of the Syndicated LC Collateral Account, as the applicable Confirming Bank(s) may direct the

Administrative Agent. All such investments and reinvestments shall be held in the name and be under the sole dominion and control of the Administrative Agent and shall be credited to the relevant LC Collateral Account for the benefit of the Person for which such funds are being held. At any time, and from time to time, the Administrative Agent shall, if instructed by (in the case of any Fronted LC Collateral Account) the applicable Fronting Issuing Bank in its sole discretion or (in the case of the Syndicated LC Collateral Account) the applicable Confirming Bank (or the Company if that Non-NAIC Approved Bank does not have in effect a Confirming Bank Agreement) in its sole discretion, as the case may be, liquidate any such investments and reinvestments and credit the proceeds thereof to such LC Collateral Account and apply or cause to be applied the balances therein to the payment of such Bank’s obligations then due and payable which are secured by such balances.

(v)If at any time the Letters of Credit in respect of any LC Exposure for which cash collateral has been provided by such Non-NAIC Approved Bank under this Section 2.16(b) shall no longer exist, the Administrative Agent shall, at the request of such Non-NAIC Approved Bank, deliver to such Non-NAIC Approved Bank (with the concurrence of the applicable Fronting Issuing Bank, applicable Confirming Bank or the Company, as applicable), against receipt but without any recourse, warranty or representation whatsoever, the remaining balance in the relevant LC Collateral Account.

(vi)If at any time such Bank shall have become a NAIC Approved Bank, subject, in the case of any Syndicated LC Exposure of such Bank, to (x) the termination of the Confirming Bank Agreement entered into between the applicable Confirming Bank and such Bank releasing the Confirming Bank’s obligation thereunder to act a Confirming Bank for such Bank and (y) with the consent of the beneficiary under each Syndicated Letter of Credit to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit), the amendment of each such Syndicated Letter of Credit by the Administrative Agent to reinstate such Bank’s liability thereunder (and terminate the applicable Confirming Bank’s liability thereunder as such Confirming Bank), the Administrative Agent shall, at the request of such Bank, deliver to such Bank (with the concurrence of the applicable Fronting Issuing Bank (with respect to any Fronted LC Exposure), the applicable Confirming Bank (with respect to any Syndicated LC Exposure)) or the Company (with respect to any Syndicated LC Exposure for which the Non-NAIC Approved Bank does not have in effect a Confirming Bank Agreement), against receipt but without any recourse, warranty or representation whatsoever, the remaining balance in the relevant LC Collateral Account.

(c)Notwithstanding anything herein to the contrary, so long as any Bank shall be a Non-NAIC Approved Bank, the Company may, upon notice to such Bank and the Administrative Agent, require such Bank, at the expense of such Bank, to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Bank to any Person that shall be on the NAIC Approved List and shall assume such obligations (which assignee may be another Bank, if it, in its sole discretion, accepts such assignment) with (and subject to) the consent of the Administrative Agent (which consent shall not unreasonably be withheld); provided, that such

Bank shall have received payment of an amount equal to the outstanding amount of its LC Disbursements (including participations therein), principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding LC Disbursements, Loans and accrued interest and fees) or the Company (in the case of all other amounts) (provided, that the Company may deduct, or cause such assignee to deduct, from amounts payable by them or it, as applicable, to such Bank hereunder all fees, costs and expenses reasonably incurred by the Company in effecting such assignment).

(d)The Company may, subject to the terms and conditions set forth in this Section 2.16(d), request that all Syndicated Letters of Credit that are requested to be issued or that are outstanding during the period that such Non-NAIC Approved Bank (i) does not have a Confirming Bank and (ii) continues to be a Bank hereunder be issued or renewed, extended or amended, as applicable, by the Banks on an adjusted pro rata basis that excludes the Commitment of such Non-NAIC Approved Bank; provided, that if the Company elects to request that any Syndicated Letter of Credit be issued, renewed, extended or amended on an adjusted pro rata basis, (i) such issuance, renewal, extension or adjustment shall be made only to the extent that it would not cause the Credit Exposure owing to any Bank to exceed such Bank’s Commitment and (ii) thereafter, if the Company elects to request a Loan, such Loan shall be advanced as provided in Section 2.06(e).

SECTION 2.17    Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)Commitment Fees shall cease to accrue on the Commitment of such Defaulting Bank pursuant to Section 2.10(a);

(b)the Commitment and Credit Exposure of such Defaulting Bank shall not be included in determining whether the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.05); provided, that this Section 2.17(b) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank affected thereby;

(c)with respect to any Fronted LC Exposure (if any):

(i)all or any part of the Fronted LC Exposure of such Defaulting Bank (other than such Fronted LC Exposure that is cash collateralized pursuant to Section 2.16(b)) shall be reallocated among the Non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all Non-Defaulting Banks’ Credit Exposures plus such Defaulting Bank’s LC Exposure does not exceed the total of all Non-Defaulting Banks’ Commitments and (y) such reallocation does not, as to any Non-Defaulting Bank, cause such Non-Defaulting Bank’s Credit Exposure to exceed its Commitment (and, if such reallocation can only partially be effected, such reallocation shall be made ratably among the then outstanding Fronted Letters of Credit, unless otherwise agreed by the Fronting Issuing Banks and the Administrative Agent);

(ii)if the reallocation described in Section 2.17(c)(i) above cannot, or can only partially, be effected, the Company shall within one Domestic Business Day following notice by the Administrative Agent cash collateralize for the benefit of the applicable Fronting Issuing Bank only the Company’s obligations in respect thereof corresponding to such Defaulting Bank’s Fronted LC Exposure thereunder (after giving effect to any partial reallocation pursuant to Section 2.17(c)(i) above) in accordance with the procedures set forth in Section 2.03(e) for so long as such Fronted LC Exposure is outstanding;

(iii)if the Company cash collateralizes any portion of such Defaulting Bank’s Fronted LC Exposure pursuant to Section 2.17(c)(ii) above, the Company shall not be required to pay any letter of credit fees to such Defaulting Bank pursuant to Section 2.10(b) with respect to such Defaulting Bank’s Fronted LC Exposure during the period and to the extent that such Defaulting Bank’s Fronted LC Exposure is cash collateralized;

(iv)if the Fronted LC Exposure of the Non-Defaulting Banks is reallocated pursuant to Section 2.17(c)(i) above, then the letter of credit fees payable to the Banks pursuant to Section 2.10(b) shall be adjusted in accordance with such Non-Defaulting Banks’ Applicable Percentages;

(v)if all or any portion of such Defaulting Bank’s Fronted LC Exposure is neither reallocated nor cash collateralized pursuant to Sections 2.17(c)(i) or 2.17(c)(ii) above, then, without prejudice to any rights or remedies of any applicable Fronting Issuing Bank or any other Bank hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such Fronted LC Exposure) and letter of credit fees payable under Section 2.10(b) with respect to such Defaulting Bank’s Fronted LC Exposure shall be payable to the applicable Fronting Issuing Banks until and to the extent that such Fronted LC Exposure is reallocated and/or cash collateralized;

(vi)so long as such Bank is a Defaulting Bank, no Fronting Issuing Bank shall be required to issue, amend or increase any Fronted Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Bank’s then outstanding Fronted LC Exposure will be one hundred percent (100%) covered by the Commitments of the Non-Defaulting Banks and/or cash collateral will be provided by the Company in accordance with Section 2.17(c), and participating interests in any newly issued or increased Fronted Letter of Credit shall be allocated among Non-Defaulting Banks in a manner consistent with Section 2.17(c)(i) (and such Defaulting Bank shall not participate therein); and

(vii)if (i) a Bankruptcy Event or a Bail-In Action with respect to a Parent of any Bank shall occur following the date hereof and for so long as such event shall continue or (ii) any Fronting Issuing Bank has a good faith belief that any Bank has defaulted in fulfilling its obligations under one or more other agreements in which such Bank commits to extend credit, such Fronting Issuing Bank shall not be required to issue, amend or increase any Fronted Letter of Credit, unless such Fronting Issuing Bank shall have entered into arrangements with the Company or such Bank, satisfactory to such Fronting Issuing Bank, to defease any risk to it in respect of such Bank hereunder;

(d)with respect to any Syndicated LC Exposure (if any):

(i)letter of credit fees shall cease to accrue on such Defaulting Bank’s Syndicated LC Exposure pursuant to Section 2.10(b), except to the extent (A) such Defaulting Bank’s Syndicated LC Exposure is the subject of a Confirming Bank Agreement (in which case, such Letter of Credit Fees shall be for the account of the applicable Confirming Bank) or (B) as set forth in Section 2.17(d)(iii) below;

(ii)with respect to any Syndicated Letter of Credit outstanding at the time such Bank becomes a Defaulting Bank, with the consent of the beneficiary thereunder to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit), (x) all or any part of the Syndicated LC Exposure of such Defaulting Bank (other than any such Syndicated LC Exposure for which a Confirming Bank is then acting as a Confirming Bank for such Defaulting Bank pursuant to Section 2.16(b)) shall be reallocated among the Non-Defaulting Banks in accordance with their respective Applicable Percentages but only to the extent (I) the sum of all Non-Defaulting Banks’ Credit Exposures plus such Defaulting Bank’s LC Exposure does not exceed the total of all Non-Defaulting Banks’ Commitments and (II) such reallocation does not, as to any Non-Defaulting Bank, cause such Non-Defaulting Bank’s Credit Exposure to exceed its Commitment and (y) each such Syndicated Letter of Credit (other than any Syndicated Letter of Credit in respect of which a Confirming Bank is then acting as a Confirming Bank for such Bank pursuant to Section 2.16(b)) shall be amended by the Administrative Agent to specify the Banks that are parties to such Syndicated Letter of Credit (excluding, for avoidance of doubt, such Defaulting Bank), after giving effect to such event, and such Banks’ respective Applicable Percentages as of the effective date of such amendment;

(iii)if the Syndicated LC Exposure of the Non-Defaulting Banks is reallocated with respect to any Syndicated Letter of Credit pursuant to Section 2.17(d)(ii) above, then the letter of credit fees payable to the Banks with respect to such Syndicated Letter of Credit pursuant to Section 2.10(b) shall be adjusted in accordance with such Non-Defaulting Banks’ Applicable Percentages; and

(iv)the Syndicated LC Exposures of the Banks in respect of any newly issued Syndicated Letter of Credit shall be allocated among Non-Defaulting Banks in a manner consistent with Section 2.17(d)(ii) above (and such Defaulting Bank shall have no obligation under each such Syndicated Letter of Credit to the extent such Syndicated LC Exposures in respect thereof are so reallocated);

(e)the Administrative Agent may, in its discretion, apply or hold payments for the account of such Defaulting Bank as set forth in Section 2.13(e) and until such time as the readjustments with respect to such Defaulting Bank are effected pursuant to Section 2.17(f), the Company may, upon notice to such Defaulting Bank and the Administrative Agent, require such Bank, at the expense of such Defaulting Bank, to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all its interests, rights and obligations under this Agreement and the Letters of Credit issued, or participated in, by such Defaulting Bank to any Person that shall assume such obligations (which assignee may be another Bank, if it accepts such assignment) with (and subject to) the consent of the Administrative Agent (which consent shall not unreasonably be withheld); provided, that (i) such Defaulting Bank shall have received payment of an amount equal to the outstanding amount of its LC Disbursements (including participations therein), principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding LC Disbursements, Loans and accrued interest and fees) or the Company (in the case of all other amounts) (provided, that the Company may deduct, or cause such assignee to deduct, from amounts payable by them or it, as applicable, to such Bank hereunder all fees, costs and expenses reasonably incurred by the Company in effecting such assignment) and (ii) concurrently with such assignment, to the extent any LC Exposure of such Defaulting Bank theretofore shall have been reallocated pursuant to this Section, the Credit Exposures of the Banks (including, after giving effect to such assignment, such assignee) shall be readjusted (and payments made by the relevant parties) in a manner consistent with Section 2.17(f), such that, after giving effect thereto, the Banks (including such assignee, but not such Defaulting Bank) shall hold the Credit Exposures then outstanding in accordance with their respective Applicable Percentages; and

(f)in the event that the Administrative Agent, the Company and (to the extent there shall be Fronted Letters of Credit then outstanding) each Fronting Issuing Bank each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then such Bank shall cease to be a Defaulting Bank and the Credit Exposures of the Banks shall be readjusted as follows:

(i)with respect to any Fronted LC Exposure then outstanding, such Fronting LC Exposure shall be readjusted to reflect the inclusion of such Bank’s Commitment and such Bank shall purchase at par such of the unreimbursed LC Disbursements then outstanding (if any) of the other Banks in respect of such Fronted LC Exposure as the Administrative Agent shall determine may be necessary in order for such Bank to hold such LC Disbursements in accordance with its Applicable Percentage;

(ii)with respect to any Syndicated LC Exposure then outstanding, (x) with the consent of the beneficiary under each outstanding Syndicated Letter of Credit to the extent required by the terms thereof or under applicable law (including, if applicable, the Uniform Customs and Practices for Documentary Credits governing such Syndicated Letter of Credit) and to the extent such Syndicated Letter of Credit was theretofore amended or issued pursuant to Sections 2.17(d)(ii) or 2.17(d)(iv), as applicable, to reflect the exclusion of such Bank’s Commitment, (I) each such Syndicated Letter of Credit shall be amended by the Administrative Agent to specify the Banks (including such Bank) that are then parties to such Syndicated Letter of Credit and such Banks’ respective Applicable Percentages, in each case reflecting the inclusion of such Bank’s Commitment, as of the effective date of such amendment and (II) if such Syndicated Letter of Credit was not theretofore amended pursuant to Section 2.17(d)(ii) to reflect the exclusion of such Bank’s Commitment thereunder, but instead the face amount of such Syndicated Letter of Credit was increased or a new Letter of Credit was issued hereunder in favor of the beneficiary of such Syndicated Letter of Credit in order to provide such beneficiary with an aggregate undrawn face amount of Letters of Credit from the Non-Defaulting Banks (including, if applicable, the applicable Fronting Issuing Banks) in the amount required by such beneficiary, the amount of such Syndicated Letter of Credit or new Letter of Credit shall be amended by the Administrative Agent to decrease the amount thereof, or the Company shall arrange for such new Letter of Credit to be surrendered by such beneficiary to the Administrative Agent or the applicable Fronting Issuing Bank, in order to reflect the inclusion of such Bank’s Commitment pursuant to the amendment to such Syndicated Letter of Credit under Section 2.17(f)(ii)(x)(I) above (provided that, notwithstanding anything herein to the contrary, the Company shall not be required to pay any letter of credit fees to such Bank pursuant to Section 2.10(b) until such amendments with respect to such Letters of Credit shall have become effective); (y) (subject to Section 2.17(f)(ii)(x) above being satisfied with respect to a Syndicated Letter of Credit) the Syndicated LC Exposure of the Banks with respect to such Syndicated Letter of Credit shall be readjusted to reflect the inclusion of such Bank’s Commitment; and (z) (subject to Section 2.17(f)(ii)(x) above being satisfied with respect to a Syndicated Letter of Credit) such Bank shall purchase at par such of the unreimbursed LC Disbursements then outstanding (if any) of the other Banks with respect to such Syndicated Letter of Credit as the Administrative Agent shall determine may be necessary in order for such Bank to hold such LC Disbursements in accordance with its Applicable Percentage; and

(iii)with respect to any Loans then outstanding, such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Applicable Percentage.

Subject to Section 10.16, no readjustment under this Section 2.17(f) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

ARTICLE III

CONDITIONS

SECTION 3.01    Each Credit Extension. The obligation of each Bank to issue, amend, renew or extend any Letter of Credit or to make any Loan is subject to the satisfaction of the following conditions:

(a)in the case of a Letter of Credit, receipt by the Administrative Agent of a notice of issuance, amendment, renewal or extension, as the case may be, with respect to such Letter of Credit, as required by Section 2.01(b) or, in the case of a Borrowing, receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.05(a);

(b)the fact that, immediately before and after issuance, amendment, renewal or extension of such Letter of Credit or such Loan no Default or Event of Default shall have occurred and be continuing; and

(c)the fact that the representations and warranties (other than the representations and warranties set forth in Sections 4.04(e) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Administrative Agent (which shall be delivered to the Banks through the Approved Electronic Platform)) of the Company contained in this Agreement shall be true in all material respects (except for those representations and warranties which are qualified by materiality or material adverse effect, which shall be true and correct in all respects) on and as of the date of such issuance, amendment, renewal or extension of such Letter of Credit or such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in Sections 3.01(b) and 3.01(c).

SECTION 3.02    Effectiveness. This Agreement shall become effective on the first date that all of the following conditions shall have been satisfied (or waived in accordance with Section 10.05):

(a)receipt by the Administrative Agent of counterparts of this Agreement signed by each of the Persons listed on the signature pages hereto (or, in the case of any Bank as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telecopy or other written confirmation from such Bank of execution and delivery of a counterpart hereof by such Bank);

(b)receipt by the Administrative Agent of an opinion of Debevoise & Plimpton LLP, external counsel to the Company addressed to it and the Banks and dated the Effective Date, covering such matters relating to the Company, this Agreement or the transactions contemplated hereby as the Administrative Agent shall reasonably request; the Company hereby requests such counsel to deliver such opinions;

(c)receipt by the Administrative Agent of a certificate, dated the Effective Date and signed by a Financial Officer of the Company, certifying that the representations and warranties contained in this Agreement shall be true in all material respects (except for those representations and warranties which are qualified by materiality or material adverse effect, which shall be true and correct in all respects) on and as of such date and no Default or Event of Default shall have occurred and be continuing;

(d)receipt by the Administrative Agent of such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the transactions contemplated hereby and any other legal matters relating to each of the Company, this Agreement or the transaction contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent, including a certified copy of the resolutions of the Board of Directors of the Company, in form and substance reasonably satisfactory to the Administrative Agent, authorizing the execution, delivery and performance of this Agreement and other Credit Documents;

(e)at least five (5) days prior to the Effective Date, (i) receipt by the Administrative Agent of all documents, instruments, and other information regarding the Company as it may reasonably request in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested of the Company at least ten (10) days prior to the Effective Date and (ii) to the extent that the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, any Bank that requested, in a written notice to the Company at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Bank of its signature page to this Agreement, the condition set forth in this Section 3.02(e)(ii) shall be deemed to be satisfied);

(f)receipt by the Administrative Agent of evidence as of the Effective Date as to payment of all fees required to be paid, and all expenses required to be paid or reimbursed for which invoices have been presented (including, without limitation, fees and disbursements of counsel to Bank of America required to be paid as of the Effective Date and invoiced at least two (2) Domestic Business Days prior to the Effective Date) in connection with this Agreement, on or before the Effective Date;

(g)receipt by the Administrative Agent of counterparts of a Note signed by the Company in favor of each Bank requesting a Note; and

(h)receipt by the Administrative Agent of evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the Existing Credit Agreement, all obligations thereunder (other than contingent obligations), and any commitments thereunder have been or are being, concurrently with the occurrence of the Effective Date, satisfied or terminated.

The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

On the Effective Date and each other date as required by the Credit Documents, the Company (and its Subsidiaries, as applicable) represents and warrants to the Administrative Agent and the Banks that:

SECTION 4.01    Corporate Existence and Power. The Company (a) is a corporation duly incorporated and validly existing under the laws of the State of Delaware, (b) has (i) all corporate power and authority and (ii) all material governmental licenses, authorizations, consents and approvals required, in each case, to own or lease its assets and carry on its business as now conducted and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in the foregoing Sections 4.01(b)(ii) and 4.01(c) to the extent that such failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.02    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Company of this Agreement and the other Credit Documents to which it is a party are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Company or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Material Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Material Subsidiaries.

SECTION 4.03    Binding Effect. This Agreement and the other Credit Documents to which it is a party constitute the legal, valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

SECTION 4.04    Financial Information; No Material Adverse Change.

(a)The consolidated balance sheets of the Company and its Consolidated Subsidiaries, and the related consolidated statements of income, cash flows and shareholders’ net investment for the fiscal year ended December 31, 2021, reported on by Deloitte & Touche LLP, a copy of which has been delivered to the Administrative Agent on behalf of each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for the period covered by such financial statements.

(b)[Reserved].

(c)A copy of a duly completed and signed annual Statutory Statement or other similar report of or for each Insurance Subsidiary that is a Material Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled for the year ended December 31, 2021 has been delivered to the Administrative Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

(d)[Reserved].

(e)Since December 31, 2021, there has been no material adverse change in the business, assets, property or financial condition of the Company and its Consolidated Subsidiaries, considered as a whole.

SECTION 4.05    Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (a) which has or would be reasonably expected to have a Material Adverse Effect, or (b) which in any manner draws into question the validity or enforceability of this Agreement or any other Credit Document. The Company has reasonably concluded that its compliance with Environmental Laws is unlikely to result in a Material Adverse Effect.

SECTION 4.06    Compliance with ERISA; Plan Assets; Prohibited Transactions.

(a)Except as would not reasonably be expected to result in a Material Adverse Effect, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code (other than a bond or other security required in connection with the creation and adoption of a pension plan for the Company) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

(b)None of the Company or any of its Subsidiaries is using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and, assuming that the representations and covenants set forth in Section 7.13(a) are correct, the transactions hereunder will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 4.07    Taxes. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for any such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made, and except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes are, in the opinion of the Company, adequate.

SECTION 4.08    Subsidiaries. Each of the Company’s Material Subsidiaries (a) is a corporation or limited liability company that is duly incorporated or organized, validly existing and (except where such concept is not applicable) in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all corporate or limited liability power (as applicable) and authority and all material governmental licenses, authorizations, consents and approvals, in each case, required to own or lease its assets and carry on its business as now conducted and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except in each case referred to in the foregoing Sections 4.08(b) and 4.08(c) to the extent that such failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.09    Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.10    Obligations to be Pari Passu. The Company’s obligations under this Agreement and each other Credit Document to which it is a party rank pari passu as to priority of payment and in all other respects with all other material unsecured and unsubordinated Debt of the Company, with the exception of those obligations that are mandatorily preferred by law and not by contract.

SECTION 4.11    No Default. No event has occurred and is continuing which constitutes, or which, with the passage of time or the giving of notice or both, would constitute, a default under or in respect of any material agreement, instrument or undertaking to which the Company or any Material Subsidiary is a party or by which either the Company or any Material Subsidiary or any of their respective assets is bound, unless such default would not have or be reasonably expected to have a Material Adverse Effect.

SECTION 4.12    Material Subsidiaries. Set forth as Schedule II hereto is a true, correct and complete list of each Material Subsidiary as of the Effective Date.

SECTION 4.13    [Reserved].

SECTION 4.14    Full Disclosure.

(a)None of the reports, financial statements, certificates or other information furnished by or on the behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation of this Agreement and the other Credit Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date made; provided that, with respect to preliminary, projected or pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished (it being understood that such projections and forecasts are subject to uncertainties and contingencies and no assurances can be given that such projections or forecasts will be realized).

(b)If applicable, as of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Bank in connection with this Agreement is true and correct in all respects.

SECTION 4.15    [Reserved].

SECTION 4.16    Hybrid Instruments. As of the Effective Date, set forth as Schedule III hereto is a true, correct and complete list of each Hybrid Instrument of the Company and its Consolidated Subsidiaries outstanding as of the date hereof, specifying in each case the equity credit treatment given to each such Hybrid Instrument by S&P and/or Moody’s.

SECTION 4.17    Sanctioned Persons; Anti-Corruption Laws; Patriot Act. None of the Company or any of its Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, employees, agents or Affiliates is subject to any sanctions or economic embargoes administered or enforced by the U.S. Department of State or the Office of Foreign Assets Control of the U.S. Department of Treasury (collectively, “Sanctions”, and the associated laws, rules, regulations and orders, collectively, “Sanctions Laws”), except to the extent that being subject to such Sanctions would not reasonably be expected to have a Material Adverse Effect or reasonably be expected to result in any Bank violating any Sanctions Laws. Each of the Company and its Subsidiaries and their respective directors, officers and, to the knowledge of the Company, employees, agents and Affiliates is in compliance, in all material respects, with (i) all Sanctions Laws, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended, and any other applicable anti-bribery or anti-corruption laws, rules, regulations and orders (collectively, “Anti-Corruption Laws”) and (iii) USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) the “Patriot Act”) and any other applicable terrorism and money laundering laws, rules, regulations and orders (collectively, “Anti-Money Laundering Laws”), except in each case to the extent that such non-compliance therewith would not reasonably be expected to have a Material Adverse Effect or reasonably be expected to result in any Bank violating any such Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws. No part of the proceeds of the Loans or Letters of Credit will be used by the Company or any Applicant, directly or indirectly, (A) for the purpose of funding, financing or facilitating any activities or business of or with, or making any payments to, any Person or in any country or territory in violation of any Sanctions Law or (B) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws, except in each case to the extent that such use would not reasonably be expected to have a Material Adverse Effect or reasonably be expected to result in any Bank violating any Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws.

SECTION 4.18    EEA Financial Institutions. The Company is not an EEA Financial Institution.

ARTICLE V

COVENANTS

Until all Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company agrees with the Administrative Agent and the Banks as follows:

SECTION 5.01        Information.

The Company will deliver to the Administrative Agent (and the Administrative Agent will deliver to each of the Banks):

(a)within ninety (90) days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and shareholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

(b)within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flows and shareholders’ equity for such quarter and for the portion of the Company’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments and, to the extent permitted by Regulation S-X, the absence of footnotes) as to fairness of presentation, generally accepted accounting principles and consistency with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks (except for changes concurred in by the Company’s independent public accountants) by a Financial Officer;

(c)(I) substantially concurrently with the delivery of each set of financial statements referred to in Sections 5.01(a) and 5.01(b) above a certificate of a Financial Officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 and 5.12 as of the last day of the fiscal period to which such financial statements relate, (ii) stating that such Financial Officer, as the case may be, has no knowledge of any Default existing on the date of such certificate or, if such Financial Officer has knowledge of the existence on such date of any Default, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto, and (iii) a reconciliation to such financial statements of any inclusions to, or exclusions from, the calculations of Adjusted Consolidated Net Worth, Consolidated Total Indebtedness, Consolidated Total Capitalization, Hybrid Instrument Amount and Excess Hybrid Instrument Amount, and (II) simultaneously with the delivery of each set of financial statements referred to in Sections 5.01(a) and

5.01(b) above a certificate of a Financial Officer of the Company specifying any changes to the list of Material Subsidiaries as of the last day of the fiscal period to which such financial statements relate;

(d)within one hundred twenty (120) days after the end of each fiscal year of each Insurance Subsidiary, a copy of a duly completed and signed annual Statutory Statement (or any successor form thereto) required to be filed by such Insurance Subsidiary that is a Material Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

(e)within sixty (60) days after the end of each of the first three (3) fiscal quarters of each Insurance Subsidiary, a copy of a duly completed and signed quarterly Statutory Statement (or any successor form thereto) required to be filed by such Insurance Subsidiary that is a Material Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

(f)forthwith upon learning of the occurrence of any Default, a certificate of a Financial Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

(g)promptly upon the mailing thereof to the shareholders of the Company generally, if and only to the extent not duplicative of information otherwise provided pursuant to Section 5.01(h) below, copies of all financial statements, reports and proxy statements so mailed;

(h)promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC;

(i)if and when, and only if the liability for the Company and its Subsidiaries from the applicable event would reasonably be expected to exceed $75,000,000, any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA), with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of a Financial Officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

(j)promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

(k)from time to time such additional information regarding the financial position or business of the Company as the Administrative Agent or any Bank, may reasonably request, including information and documentation requested for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Sections 5.01(a), (b), (d), (e), (g) or (h) or pursuant to Sections 4.04(a) or (c) may be delivered electronically on the following Internet websites: (a) the Company’s website at an address to be designated in writing to the Administrative Agent, (b) with respect to Sections 5.01(a), (b), (g), (h) or Section 4.04(a) the SEC’s website www.sec.gov (to the extent that any such documents are included in materials otherwise filed with the SEC) or (c) such other third party website that shall have been identified by the Company in a notice to the Administrative Agent and the Banks and that is accessible by the Banks without charge, and in each case if so delivered shall be deemed to have been delivered on the date such materials are publicly available; provided, that (i) the Company shall deliver paper copies of such information to any Bank promptly upon the request of such Bank through the Administrative Agent and (ii) the Company shall have notified the Administrative Agent of the posting of such documents delivered pursuant to Sections 5.01(a), (b), (d), (e), (g) and Section 4.04(a). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Bank for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.02    Payment of Taxes. The Company will pay and discharge, and will cause each Material Subsidiary to pay and discharge, before the same shall become delinquent or in default, all their respective tax liabilities, that if not paid, would reasonably be expected to result in a Material Adverse Effect, except where (a) the same may be contested in good faith by appropriate proceedings, (b) the Company or such Material Subsidiary has set aside, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided that, tax liabilities shall be considered to be delinquent or in default for purposes of this Section 5.02 only if there has first been notice and demand therefore (as defined in Section 6306 of the Code and similar provisions of applicable law) by a tax authority.

SECTION 5.03    Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as conducted by the Company and its Material Subsidiaries, taken as a whole, on the date hereof and will preserve, renew and keep in full force and effect, and will cause each Material

Subsidiary to preserve, renew and keep in full force and effect (a) their respective corporate existence and (b) their respective rights, privileges, licenses and franchises, other than, in the case of the foregoing Section 5.03(b), the loss of which would not reasonably be expected to result in a Material Adverse Effect; except that if at the time thereof and immediately after giving effect thereto no Default has occurred and is continuing, (i) any Subsidiary may merge with or into the Company; provided, that the Company shall be the surviving entity, (ii) any Material Subsidiary may merge with or into any other Subsidiary; provided, that such Material Subsidiary shall be the surviving entity or, if such Material Subsidiary is not the surviving entity, the surviving entity shall be deemed to a Material Subsidiary and (iii) any Material Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Material Subsidiary.

SECTION 5.04    Maintenance of Property; Insurance.

(a)The Company will keep, and will cause each Material Subsidiary to keep, all property useful and necessary in its business in good working order and condition, except, in each case, to the extent that failure to do so would not be reasonably expected to result in a Material Adverse Effect.

(b)The Company will maintain, and will cause each Material Subsidiary to maintain (either in the name of the Company or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties and against at least such risks, in each case as is consistent with sound business practice for companies in substantially the same industry as the Company and its Material Subsidiaries; and the Company will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

SECTION 5.05     Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental bodies, agencies and officials (including, without limitation, Sanctions Laws, Anti-Corruption Laws, Anti-Money Laundering Laws, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, except where such non-compliance therewith would not reasonably be expected to have a Material Adverse Effect (or, in the case of the laws, rules, regulations and orders referred to in Section 4.17, reasonably be expected to result in any Bank violating such laws, rules, regulations or orders).

SECTION 5.06    Inspection of Property, Books and Records. The Company will keep, and will cause each Material Subsidiary to keep, proper books of record and account in which entries that are full, true and correct in all material respects shall be made of all dealings and transactions in relation to its business and activities; and, subject in all cases to Section 10.11, will permit, and will cause each Material Subsidiary to permit, representatives of the Administrative Agent (on behalf of the Banks) to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees, actuaries and independent public accountants, all upon reasonable notice, at such reasonable times during ordinary business hours; provided, that such inspections shall be limited to once per fiscal year of the Company, unless an Event of Default shall have occurred and be continuing, in which case such inspection rights may be exercised as often as the Administrative Agent desires and at the expense of the Company; provided, further, that neither the Company nor any of its Subsidiaries shall be required to disclose (i) trade secrets of the Company or its Subsidiaries, (ii) any information subject to attorney-client privilege to the extent disclosure thereof would impair such privilege or (iii) information subject to confidentiality obligations to third parties the disclosure of which would cause the Company or any of its Subsidiaries to be in breach of such obligations; provided, further that, in the event that the Company does not provide information in reliance on the exclusions in the preceding clauses (i) – (iii), it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

SECTION 5.07    Financial Covenants.

(a)Minimum Adjusted Consolidated Net Worth. The Company will not permit its Adjusted Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than an amount equal to the sum of (A) $7,500,000,000 plus (B) fifty percent (50%) of the aggregate amount of Equity Issuances by the Company and its Subsidiaries after the end of the fiscal quarter ended December 31, 2021.

(b)Total Indebtedness to Total Capitalization Ratio. The Company will not permit the ratio of (a) (i) Consolidated Total Indebtedness plus (ii) the Excess Hybrid Instrument Amount to (b) Consolidated Total Capitalization to exceed 0.35 to 1.00, calculated as of the last day of each fiscal quarter.

SECTION 5.08    Negative Pledge. The Company will not, and will not permit any Subsidiary to, create or suffer to exist any Lien upon any present or future capital stock or any other Ownership Interests (as defined below) of any of its Material Subsidiaries (other than any Subsidiary established primarily for the purpose of reinsuring redundant reserve insurance liabilities of the Company or any other Insurance Subsidiary). As used herein “Ownership Interests” means, with respect to any Person, all of the shares of Capital Stock of such Person and all debt securities of such Person that can be converted or exchanged for Capital Stock of such Person, whether voting or nonvoting, and whether or not such Capital Stock or debt securities are outstanding on any date of determination.

SECTION 5.09    Consolidations, Mergers and Sales of Assets. The Company will not (a) consolidate or merge with or into any other Person, or consummate a Division as the Dividing Person, or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided, that the Company may merge with another Person if (i) the Company is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

SECTION 5.10    Use of Credit. The Company shall use each Letter of Credit issued under this Agreement for its general corporate purposes, including, without limitation, to support variable annuity policy and reinsurance reserve requirements. The proceeds of each Loan made to the Company hereunder will be used for its general corporate purposes, including, without limitation, to finance the reimbursement of LC Disbursements as contemplated by Section 2.03(a). No Letter of

Credit or proceeds of Loans will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulations T, U and X.

SECTION 5.11    Obligations to be Pari Passu. The Company’s obligations under this Agreement and the other Credit Documents to which it is a party will rank at all times pari passu as to priority of payment and in all other respects with all other material unsecured and unsubordinated Debt of the Company, with the exception of those obligations that are mandatorily preferred by law and not by contract.

SECTION 5.12    Certain Debt. The Company will not at any time permit the sum of (i) Non-Operating Indebtedness of the Company that is secured by a Lien on any property or assets of the Company and its Subsidiaries and (ii) Non-Operating Indebtedness of the Subsidiaries of the Company to exceed $250,000,000, except:

(a)Debt of any Subsidiary of the Company owing to the Company or another Subsidiary of the Company (but including any Debt owing to any other Affiliate of the Company); and

(b)Debt consisting of surplus notes issued by Subsidiaries of the Company that are operating Insurance Subsidiaries in an amount not to exceed $1,000,000,000.

ARTICLE VI

DEFAULTS

SECTION 6.01    Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a)(i) the Company shall fail to pay when due any principal of any Loan or any reimbursement obligation in respect of an LC Disbursement or (ii) the Company shall fail to pay when due any interest on any Loan or LC Disbursement or any fees or any other amounts payable hereunder and such failure under this clause (ii) shall continue for four (4) Domestic Business Days;

(b)the Company shall fail to observe or perform any covenant of the Company, contained in Section 5.03 or Sections 5.07 through 5.12 inclusive, or its obligation to provide cash collateral pursuant to the last sentence of Section 2.01(d);

(c)the Company shall fail to observe or perform any covenant or agreement of the Company contained in this Agreement or the other Credit Documents (other than those covered by Sections 6.01(a) or 6.01(b) above) for thirty (30) days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Bank;

(d)any representation, warranty, certification or statement made by the Company in this Agreement, any other Credit Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)the Company or any Material Subsidiary shall (i) fail to make any payment in respect of any Debt (other than Loans or other extensions of credit hereunder and other than in respect of Derivative Financial Products) having a principal amount then outstanding of not less than $150,000,000 when due, and such failure shall continue beyond any applicable grace or cure period thereunder or (ii) fail to make any payment in respect of any Derivative Financial Product when due, and such failure shall continue beyond any applicable grace or cure period thereunder (and for this clause (ii) excluding, for the avoidance of doubt, any amount the payment of which is being disputed in good faith in accordance with the dispute resolution procedures provided for in the contract governing such Derivative Financial Product), the non-payment of which would give rise to the Company or any Material Subsidiary owing Material Unpaid Derivative Product Indebtedness in an amount exceeding $150,000,000, in the case of each of clauses (i) and (ii), except where such non-payment has been cured or waived prior to the exercise of any remedies under this Article VI (including, but not limited to, the termination of the Commitments hereunder);

(f)(i) any event or condition shall occur which (A) results in the acceleration of the maturity of any Debt of the Company or any Material Subsidiary (other than Loans or other extensions of credit hereunder and other than in respect of Derivative Financial Products) having a principal or face amount then outstanding of not less than $150,000,000 or (B) enables the holder of such Debt (or trustee or agent on behalf of such holder) to cause such Debt to be accelerated prior to its stated

maturity (provided, that any event or condition described in subclause (B) shall constitute an Event of Default only after any applicable grace or cure period has expired and any required notice has been given and only if the failure arising out of such event or condition has not been cured or waived prior to the exercise of any remedies under this Article VI (including, but not limited to, the termination of the Commitments hereunder)), or (ii) an early termination event shall arise with respect to any Derivative Financial Product that creates, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Financial Product (including any applicable grace or cure period thereunder), Material Unpaid Derivative Product Indebtedness in an amount exceeding $150,000,000, except where such early termination event has been cured or waived prior to the exercise of any remedies under this Article VI (including, but not limited to, the termination of the Commitments hereunder);

(g)the Company or any Material Subsidiary shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)an involuntary case or other proceeding shall be commenced against the Company or any Material Subsidiary seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company or any such Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of the Company or any Material Subsidiary or of the assets or any substantial part thereof of the Company and any Material Subsidiary or any other similar remedy;

(i)any of the following events or conditions shall occur, which, in the aggregate, would reasonably be expected to involve possible taxes, penalties and other liabilities in an aggregate amount in excess of $150,000,000: (i) any member of the ERISA Group shall fail to pay when due any amount or amounts which it shall have become liable to pay under Title IV of ERISA; (ii) notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan; (iv) a condition shall exist by reason of which the PBGC would reasonably be expected to obtain a decree adjudicating that any Plan must be terminated; or (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans;

(j)a judgment or order for the payment of money in excess of $250,000,000 (after (without duplication) the actual amounts of insurance recoveries, offsets and contributions received and amounts thereof not yet received but which the insurer thereon has acknowledged in writing its obligation to pay) shall be rendered against the Company or a Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of sixty (60) days after entry of such judgment (and, for purposes of this clause, a judgment shall be stayed if, among other things, an appeal is timely filed and such judgment cannot be enforced); or

(k)a Change of Control shall have occurred;

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent shall, if requested by the Required Banks, by notice to the Company take any or all of the following actions, at the same or different times: (i) terminate the Commitments and they shall thereupon terminate, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (iii) notify (or, in the case of any Fronted Letter of Credit, request the applicable Fronting Issuing Bank (and such Fronting Issuing Bank agrees upon such request) to notify) each beneficiary of an outstanding Letters of Credit of the existence of an Event of Default hereunder and cause a drawing of the aggregate undrawn amount thereunder (if such Letters of Credit so permit) and (iv) demand cash collateral from the Company in immediately available funds in an amount equal to the then aggregate undrawn amount of all Letters of Credit pursuant to Section 2.03(e); provided that, in the case of any of the Events of Default specified in Sections 6.01(g) or 6.01(h) above with respect to the Company, without any notice to the Company or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, and the obligations to provide cash collateral under clause (iv) above, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

SECTION 6.02    Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.
ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01    Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative

Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.02    Agent’s Fee. The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

SECTION 7.03    Agent and Affiliates. Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent. Bank of America and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of any thereof as if it were not the Administrative Agent hereunder.

SECTION 7.04    Action by Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. The Administrative Agent shall not have any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, unless it shall be requested in writing to do so by the Required Banks. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI. The Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by the Company to the Administrative Agent at such time, but is voluntarily furnished by the Company to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

SECTION 7.05    Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.06    Liability of Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Bank. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible to any Bank for or have any duty to any Bank to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder or the issuance, amendment, renewal or extension of any Letter of Credit; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of this Agreement, any other Credit Document or any other instrument or writing furnished in connection herewith; (v) the existence or possible existence of any Default; (vi) the financial condition of the Company or any of its Subsidiaries; or (vii) the contents of any certificate, report or other document delivered hereunder or in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing believed by it in good faith to be genuine or to be signed by the proper party or parties.

SECTION 7.07    Indemnification. Each Bank shall, ratably in accordance with its Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), indemnify the Administrative Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s bad faith, gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 7.08    Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.09    Successor Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint from among the Banks a successor Administrative Agent, which successor Administrative Agent shall be satisfactory to the Company; provided, that no Default is continuing. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and (unless a Default has occurred and is continuing) shall otherwise be subject to the consent of the Company, which consent shall not be unreasonably withheld. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 7.10    Delegation to Affiliates. The Company and the Banks agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VII and X.

SECTION 7.11    Joint Lead Arrangers and Other Agents. Notwithstanding anything herein to the contrary, none of the Joint Lead Arrangers and Joint Bookrunners, Syndication Agents or the Documentation Agents listed on the cover page of this Agreement shall have any right, power, obligation, liability, responsibility or duty under this Agreement in its capacity as such, except in its respective capacity, if any, as a Bank.

SECTION 7.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Bank, whether or not in respect of an Obligation due and owing by the Company at such time, where such payment is a Rescindable Amount, then in any such event, each Bank receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Bank in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Bank irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Bank promptly upon determining that any payment made to such Bank comprised, in whole or in part, a Rescindable Amount. Notwithstanding anything to the contrary herein or in any other Credit Document, the provisions of this Section 7.12 are solely agreements among the Banks and the Administrative Agent and shall not impose any obligations on the Company or any of its Subsidiaries.

SECTION 7.13    ERISA.

(a)Each Bank (x) represents and warrants as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Company, that at least one of the following is and will be true:

(i)such Bank is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance pooled separate accounts), PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer, and perform the Loans, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Banks entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenants as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to and (y) covenants from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, for the benefit of the Company, that none of the Administrative Agent, or any Joint Lead Arranger, Syndication Agent, or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document, or any documents related hereto or thereto);

(c)The Administrative Agent, each Joint Lead Arranger, and each Syndication Agent hereby informs the Banks that such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Bank, or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees, utilization fees, amendment fees, processing fees, breakage or other early termination fees or other fees similar to the foregoing.

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.01    Inability to Determine Rates.

(a)If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any such Loans, as applicable, (i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 8.01(b), and the circumstances under Section 8.01(b)(i) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Banks determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank.

Thereafter, (x) the obligation of the Banks to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Banks described in Section 8.01(a)(ii), until the Administrative Agent upon instruction of the Required Banks) revokes such notice.

Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Banks notify the Administrative Agent (with, in the case of the Required Banks, a copy to the Company) that the Company or Required Banks (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining one month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest period of Term SOFR after such specific date (the latest date on which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to Section 8.01(b)(ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Credit Document with, Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document (the “Successor Rate).

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Sections 8.01(b)(i) or 8.01(b)(ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 8.01 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth (5th) Domestic Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Company unless, prior to such time, Banks comprising the Required Banks have delivered to the Administrative Agent written notice that such Required Banks object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Company and each Bank of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.00%), the Successor Rate will be deemed to be zero percent (0.00%) for the purposes of this Agreement and the other Credit Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes (in consultation with the Company) from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action (other than consultation with the Company as noted above) or consent of any other party to this Agreement or any other Credit Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Banks reasonably promptly after such amendment becomes effective.

For purposes of this Section 8.01, those Banks that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Banks.

SECTION 8.02    Illegality. In the event that the circumstances described in Section 8.01(b) do not apply, if, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Applicable Lending Office) to make, continue, maintain or fund its Loans which bear interest at a rate determined by reference to SOFR or Term SOFR and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Loans which bear interest at a rate determined by reference to SOFR or Term SOFR shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.02, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Loans which bear interest at a rate determined by reference to SOFR or Term SOFR to maturity and shall so specify in such notice, the Company shall immediately prepay in full the then outstanding principal amount of each such Loan, together with accrued interest thereon. Concurrently with prepaying each such Loan which bear interest at a rate determined by reference to SOFR or Term SOFR, the Company shall borrow Base Rate Loans in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Loans, of the other Banks, which bear interest at a rate determined by reference to SOFR or Term SOFR), and such Bank shall make such Base Rate Loans.

SECTION 8.03    Increased Cost and Reduced Return.

(a)If on or after the date hereof, in the case of any Loan or any obligation to make Loans or in the case of any Letter of Credit or any obligation to issue, participate in, renew or extend any Letter of Credit, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) any other condition affecting its Loans, its Notes or its obligation to make Loans or its obligation to issue or participate in Letters of Credit, any outstanding Letters of Credit or reimbursement claims in respect of LC Disbursements (other than Excluded Taxes and Taxes indemnified under Section 8.05) and the result of any of the foregoing is to increase the cost or expense to such Bank (or its Applicable Lending Office) of making, continuing, converting to or maintaining any Loan or of issuing, participating in or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under other Credit Document with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

(b)If any Bank shall have determined that, after the Effective Date (subject to Section 8.03(d) below), the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

(c)Each Bank will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.03. A certificate of any Bank claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder and, in reasonable detail, such Bank’s computation of such amount or amounts, shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d)Notwithstanding anything herein to the contrary, for purposes of this Section, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect after the Effective Date, regardless of the date enacted, adopted or issued.

SECTION 8.04    Base Rate Loans Substituted for Affected Loans Based on SOFR or Term SOFR. If (i) the obligation of any Bank to make or continue Loans which bear interest at a rate determined by reference to SOFR or Term SOFR has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Sections 8.03(a) or 8.05 and the Company shall, by at least five (5) U.S. Government Securities Business Days’ prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.04 shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)all Loans which would otherwise be made, or continued, by such Bank as Loans which bear interest at a rate determined by reference to SOFR or Term SOFR shall be made instead as, or converted into, Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Loans, of the other Banks, which bear interest at a rate determined by reference to SOFR or Term SOFR), and

(b)after each of its Loans which bear interest at a rate determined by reference to SOFR or Term SOFR has been repaid, all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.05    Taxes.

(a)For purposes of this Section 8.05, the following terms have the following meanings:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings of any nature with respect to any payment by the Company pursuant to this Agreement or any other Credit Document, and all liabilities with respect thereto, but excluding, in the case of each Bank and the Administrative Agent, (i) taxes imposed on its net income, and franchise, branch profits or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, (ii) taxes imposed by reason of any present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) imposing such taxes, other than solely as a result of the execution and delivery of this Agreement, the making of any credit extensions hereunder or the performance of any action provided for hereunder, (iii) in the case of each Bank, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in the Loan or this Agreement pursuant to a law in effect on the date on which such Bank acquires such interest in the Loan or this Agreement or such Bank changes its lending office, except in each case to the extent that, pursuant to this Section 8.05, amounts with respect to such taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (iv) taxes attributable to such recipient’s failure to comply with Section 8.05(d) or Section 8.05(e), and (v) any withholding Taxes imposed by FATCA (all such excluded taxes, “Excluded Taxes”). If the form provided by a Bank pursuant to Section 8.05(d) at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, any United States interest withholding tax at such rate imposed on payments by the Company under this Agreement or any other Credit Document shall be excluded from the definition of “Taxes”.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or any other Credit Document or from the execution, delivery, registration or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, but excluding any such taxes described in clause (ii) of the definition of Excluded Taxes imposed with respect to an assignment.

“Withholding Agent” means the Company or the Administrative Agent.

(b)Any and all payments by any Withholding Agent to or for the account of any Bank or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear and without deduction or withholding for any Taxes or Other Taxes; provided that, if any Withholding Agent shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable by the Company shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Withholding Agent (as the case may be) shall make such deductions or withholdings, (iii)

such Withholding Agent (as the case may be) shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Company shall promptly furnish to the Administrative Agent, at its address referred to in Section 10.01(a), the original or a certified copy of a receipt evidencing payment thereof, and, if such receipt relates to Taxes or Other Taxes in respect of a sum payable to any Bank, the Administrative Agent shall promptly deliver such original or certified copy to such Bank.

(c)The Company agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted on amounts payable under this Section), whether or not correctly or legally imposed, paid by such Bank or the Administrative Agent (as the case may be) and reasonable expenses arising therefrom or with respect thereto. This indemnification shall be paid within thirty (30) days after such Bank or Agent, as the case may be, makes demand therefor.

(d)On or prior to the date on which a Bank becomes a Bank under this Agreement, (i) each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8IMY or W-8ECI (as applicable), certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, and (ii) each Bank that is incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-9. Each Bank which so delivers a Form W-9, W-8BEN, W-8BEN-E, W-8IMY or W-8ECI (as applicable) further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless such Bank promptly notifies the Company and Administrative Agent in writing of its legal inability to do so.

(e)If a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Withholding Agent at the time prescribed by law and at such times reasonably requested by the Withholding Agent or the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent or the Company sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine that such Bank has complied with such applicable reporting requirements or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Withholding Agent in writing of its legal inability to do so.

(f)For any period with respect to which a Bank has failed to provide the Company or the Administrative Agent with the appropriate form as required by Section 8.05(d) (whether or not such Bank is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Sections 8.05(b) or 8.05(c) with respect to any withholding of the United States federal income tax resulting from such failure; provided, that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

(g)Each Bank and the Administrative Agent shall, at the request of the Company, use reasonable efforts (consistent with applicable legal and regulatory restrictions) to file any certificate or document requested by the Company if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts payable to or for the account of such Bank or the Administrative Agent (as the case may be) pursuant to this Section which may thereafter accrue and would not, in the sole judgment of such Bank or the Administrative Agent, require such Bank or the Administrative Agent to disclose any confidential or proprietary information or be otherwise disadvantageous to such Bank or the Administrative Agent. Furthermore, if the Bank or Administrative Agent determines, it its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 8.05 (including the payment of additional amounts pursuant to this Section 8.05), it shall pay to the indemnifying party an amount equal to such refund, net of all out-of-pocket expenses of such Indemnitee and without interest (other than interest paid by the relevant governmental authority). Such indemnifying party, upon the request of such Indemnitee, shall repay to such Indemnitee the amount paid over pursuant to this Section 8.05(g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such Indemnitee is required to repay such refund to such governmental authority.

(h)Each Bank shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any indemnified Taxes attributable to such Bank (but only to the extent that the Company has not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Credit Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this Section 8.05(h).

(i)Notwithstanding the foregoing, nothing in this Section shall interfere with the rights of any Bank to conduct its fiscal or tax affairs in such manner as it deems fit.

SECTION 8.06    [Reserved].

SECTION 8.07    Mitigation Obligations; Replacement of Banks.

(a)If any Bank requests compensation under Section 8.03, or if the Company is required to pay any additional amount to any Bank or any governmental body, agency or official for the account of any Bank pursuant to Section 8.05, then such Bank shall use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans and/or other Credit Exposure hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank (with the concurrence of the Company), such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 8.03 or 8.05, as the case may be, in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b)If (i) any Bank requests compensation under Section 8.03, (ii) the Company is required to pay any additional amount to any Bank or any governmental body, agency or official for the account of any Bank pursuant to Section 8.05, (iii) a Bank is a Non-Consenting Bank or (iv) a Bank is a Non-NAIC Approved Bank, then the Company may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06(c)), all its interests, rights and obligations under this Agreement to an Assignee (which shall be a NAIC Approved Bank) that shall assume such obligations (which Assignee may be another Bank, if a Bank accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, each Fronting Issuing Banks), which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 8.03 or payments required to be made pursuant to Section 8.05, such assignment will result in a reduction in such compensation or payments, (iv) in the case of any such assignment in respect of a Non-Consenting Bank, the applicable Assignee shall have consented to the applicable amendment, waiver or consent, and (v) such assignment does not conflict with applicable law. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS

SECTION 10.01    Notices.

(a)All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission, or by electronic communication, if arrangements for doing so have been approved by such party) and shall be given to such party: (a) in the case of the Company, at the Company’s address or telecopier number set forth on the Company’s signature page hereof, (b) in the case of the Administrative Agent, at its address or telecopier number set forth on its respective signature page hereof, (c) in the case of any Bank, at its address or telecopier number set forth in its Administrative Questionnaire or (d) in the case of any party, such other address or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by mail, seventy-two (72) hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid and return receipt requested, (ii) if given by telecopier, when transmitted to the telecopier number specified in this Section or (iii) if given by any other means, when delivered at the relevant address specified by such party pursuant to this Section; provided, that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

(b)Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

SECTION 10.02    No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.03    Expenses; Indemnification; Non-Liability of Banks.

(a)The Company shall pay (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent and the Joint Lead Arrangers and their Affiliates, including reasonable fees and disbursements of one counsel for the Administrative Agent, in connection with the preparation, due diligence, administration, syndication and closing of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable and documented out-of-pocket expenses incurred by the

Administrative Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b)The Company agrees to indemnify the Administrative Agent, each Bank and each Confirming Bank, their Affiliates and the respective directors, officers, agents, partners, advisors and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and reasonable out-of-pocket expenses of any kind, including, without limitation, costs of settlement and the reasonable and documented fees and disbursements of one counsel for the Indemnitees (unless the Indemnitees have conflicting interests and cannot reasonably be represented by one counsel, in which case such expenses shall include the reasonable and documented fees and disbursements of no more than such number of counsels as are necessary to represent such conflicting interests), which may be incurred by such Indemnitee in connection with, or as a result of, any actual or prospective claim, litigation, investigation or any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto or whether such proceeding is brought by the Company, its equity holders or its creditors) relating to or arising out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby; (ii) any Loan or Letter of Credit (or any drawing honored thereunder) or the use of proceeds therefrom (including any refusal by any Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit); or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing clauses (i) and (ii), whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that no Indemnitee shall have the right to be indemnified hereunder to the extent that such losses, claims, damages, liabilities or expenses have resulted from (x) its own bad faith, gross negligence or willful misconduct, (y) the breach in bad faith by such Indemnitee of its material obligations hereunder or, in the case of a Confirming Bank, under its Confirming Bank Agreement or (z) any claim, litigation, or proceeding solely among Indemnitees brought by any Indemnitee against another Indemnitee (other than any claim, litigation, or proceeding against an Indemnitee acting in its capacity as a Joint Lead Arranger, Administrative Agent or other capacity as an agent) that does not involve an act or omission (or alleged act or omission) by the Company or any of the Company’s affiliates, in the case of each of the foregoing clauses (x), (y) and (z), as determined in a final and non-appealable judgment by a court of competent jurisdiction.

(c)To the extent permitted by applicable law, each of the parties hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (with respect to the Company, other than pursuant to the indemnification provisions of this Agreement in respect of any such special, indirect, consequential or punitive damages incurred or paid by an Indemnitee to a third party) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan, any Letter of Credit or the use of the proceeds thereof.

(d)[Reserved].

(e)The agreements in this Section 10.03 shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.04    Sharing of Payments. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it or reimbursement obligation or interest due with respect to any LC Disbursement made by it under a Letter of Credit which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank or reimbursement obligation or interest due, as the case may be, with respect to any LC Disbursement made by such other Bank under such Letter of Credit, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by or the LC Exposure by the other Banks under such Letter of Credit, as applicable, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans and reimbursement obligations and interest with respect to LC Disbursements made by the Banks under such Letter of Credit shall be shared by the Banks pro rata; provided, that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under this Agreement and (ii) the provisions of this Section shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Loan or LC Exposure, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

SECTION 10.05    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks or by the Administrative Agent (with the consent of the Required Banks) (and, if the rights or duties of the Administrative Agent or any Fronting Issuing Bank, in such capacity, are affected thereby, by the Administrative Agent or such Fronting Issuing Bank, as the case may be); provided, that the Administrative Agent may, with the consent of the Company (which shall not be unreasonably withheld), specify by notice to the Banks modifications in the procedures set forth in Section 2.01(b); provided, further, that no such amendment or waiver shall (i) increase the amount or extend the expiry date of the Commitment of any Bank or increase the LC Exposure of any Bank, without the written consent of such Bank, (ii) reduce the principal amount of any Loan or the amount of any reimbursement obligation of the Company in respect of any LC Disbursement, the rate or amount of interest thereon or any fees payable to any Bank hereunder, without the written consent of each Bank directly and adversely affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or for reimbursement of any LC Disbursement, or any interest thereon, or any fees payable hereunder, or waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Bank directly and adversely affected thereby, (iv) change Sections 2.13(b) or 2.13(c) or Section 10.04 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank directly and adversely affected thereby, (v) change any of the provisions of this Section 10.05 or the definition of “Required Banks” or any other provision of this Agreement specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank, or (vi) the release of any of the collateral provided for the LC Exposure pursuant to Sections 2.03(e) and 6.01 (other than as expressly provided in Section 2.03(e)), without the written consent of each Bank. Notwithstanding the above, subject to compliance with the procedures described in Section 2.11, the Commitments may be increased after the Effective Date in accordance with Section 2.11.

SECTION 10.06    Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of each Bank.

(b)Any Bank may at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or the Loans or any or all of its Letters of Credit. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Administrative Agent, such Bank shall remain solely responsible for the performance of its obligations hereunder, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in the proviso of Section 10.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest, subject to Section 10.06(e). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.17 as though it were a Bank; provided, that such Participant agrees to be subject to Section 10.04 as though it were a Bank. An assignment or other transfer which is not permitted by Sections 10.06(c) or 10.06(d) shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 10.06(b). Each Bank that grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”); provided, that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loan, Letter of Credit or other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Any Bank may at any time assign to one or more NAIC Approved Banks (other than the Company, Affiliates of the Company, a Defaulting Bank or a natural Person, each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption executed by such Assignee and such transferor Bank, with (and subject to) the consent (which in each case shall not be unreasonably withheld, conditioned or delayed) of each of the Company, the Administrative Agent and each Fronting Issuing Bank; provided, that (i) if an Assignee is an Affiliate of any Bank or was a Bank immediately prior to such assignment, no such consent of the Company shall be required and (ii) if an Assignee was a Bank immediately prior to such assignment, no such consent of the Administrative Agent or any Fronting Issuing Bank shall be required; provided, further, that (x) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Domestic Business Days after having received notice thereof and (y) if an Event of Default occurs and is continuing, no such consent of the Company shall be required; and provided, further, that any such assignment (other than an assignment to another Bank or an Affiliate of any Bank or an assignment of the entire remaining amount of the transferor Bank’s Commitment and interests in outstanding Loans and Letters of Credit) shall be in an amount that is at least $5,000,000 unless otherwise agreed by the Company and the Administrative Agent. Upon execution and delivery of such Assignment and Assumption and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Bank or Assignee shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.05(d).

(d)Any Bank may at any time assign all or any portion of its rights under this Agreement to any Person to secure obligations of such Bank, including, without limitation, to one or more of the Federal Reserve Banks which comprise the Federal Reserve System or other central banks. No such assignment shall release the transferor Bank from its obligations hereunder.

(e)No Participant shall be entitled to receive any greater payment under Sections 8.03, 8.05 or 8.06 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Company’s prior written consent or (ii) by reason of the provisions of Sections 8.02 or 8.07 requiring such Participant to designate a different Applicable Lending Office under certain circumstances.

SECTION 10.07    Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 10.08    New York Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10.09    Judicial Proceedings.

(a)Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City, borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or any other Credit Document or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(b)[Reserved].

(c)Service of Process. The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.09(a) in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in Section 10.09(b); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company at its address specified on the signature page hereof or to any other address of which the Company shall have given written notice to the applicable Bank. The Company irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to the Company.

(d)No Limitation on Service or Suit. Nothing in this Section 10.09 shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or limit the right of the Administrative Agent or any Bank to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.

SECTION 10.10    Integration; Headings; Electronic Execution; Electronic Records; Counterparts.

(a)This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

(b)This Agreement, any Credit Document, and any other Communication, including any Communication required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Company and each of the Administrative Agent and the Banks agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Banks may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Company and/or any Bank without further verification and (b) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

The Company and each Bank hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document based solely on the lack of paper original copies of this Agreement, such other Credit Document, and (ii) waives any claim against the Administrative Agent, each Bank and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Bank’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Company to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(c)    Posting of Communications. The Company agrees that the Administrative Agent may, but shall not be obligated to, make any communications available to the Banks by posting the communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and the Company acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Banks and the Company hereby approves distribution of the communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(d) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO, ANY JOINT LEAD ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY OTHER

PARTY HERETO OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE COMPANY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM OR DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH THE APPROVED ELECTRONIC PLATFORM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT EXCEPT TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BAD FAITH OF SUCH APPLICABLE PARTY.

(e) Each Bank agrees that notice to it (as provided in the next sentence) specifying that communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the communications to such Bank for purposes of the Credit Documents. Each Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(f) Each Bank and the Company agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

SECTION 10.11    Confidentiality. The Administrative Agent and each Bank agree that they will maintain the confidentiality of, and will not use for any purpose (other than exercising its rights and enforcing its remedies hereunder and under the other Credit Documents), any written or oral information provided under this Agreement by or on behalf of the Company (hereinafter collectively called “Confidential Information”), subject to the Administrative Agent’s and each Bank’s (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws and regulations or by a self-regulatory body or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, auditors, counsel and other professional advisors and to other Banks and to its subsidiaries and Affiliates and the subsidiaries and Affiliates of its holding company, provided, that the Administrative Agent or such Bank, as the case may be, shall cause each such subsidiary or Affiliate to maintain the Confidential Information on the same terms as the terms provided herein, (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Company or any of its Subsidiaries and Affiliates, (d) right to provide such information to (i) participants, prospective participants, prospective assignees or assignees pursuant to Section 10.06, to its prospective Confirming Bank or Confirming Bank or (with the consent of the Company (such consent not to be unreasonably withheld)) to its agents if prior thereto such participant, prospective participant, prospective assignee, prospective Confirming Bank, Confirming Bank or agent agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section 10.11 as if it were a “Bank” party hereto or (ii) any actual or prospective counterparty (or its advisors) to any swap, derivative or securitization transaction relating to the Company and its obligations or to any actual or prospective credit insurance provider relating to the Company and its obligations if prior thereto such counterparty or credit insurance provider agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section 10.11 as if it were a “Bank” party hereto, and (e) right to provide such information with the Company’s consent. Notwithstanding the foregoing, any such information supplied to a Bank, participant, prospective participant, prospective assignee, prospective Confirming Bank or Confirming Bank under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it is, at the time of disclosure, or becomes a matter of public knowledge. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors and other service providers to the lending industry and service providers to the Administrative Agent and the Banks in connection with the administration of this Agreement, the other Credit Documents and the Commitments.

SECTION 10.12    WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.13    [Reserved].

SECTION 10.14    USA PATRIOT Act. Each Bank hereby notifies the Company and each Applicant that pursuant to the requirements of the Patriot Act, such Bank may be required to obtain, verify and record information that identifies the Company and each Applicant, which information includes the name and address of the Company and each Applicant and other information that will allow such Bank to identify the Company and each Applicant in accordance with said Act.

SECTION 10.15    No Fiduciary Duty. The Administrative Agent, each Bank and their Affiliates (collectively, solely for purposes of this Section, the “Banks”), may have economic interests that conflict with those of the Company and each Applicant, their respective stockholders and/or their affiliates. The Company agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its Affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Credit Documents and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders or creditors or any other Person. The Company acknowledges and agrees that the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that the Company will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

SECTION 10.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 10.17    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time due and owing, by such Bank or any such Affiliate, to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Credit Document to such Bank or their respective Affiliates, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch office or Affiliate of such Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Banks, and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. The rights of each Bank and their respective Affiliates under this Section 10.17 are in addition to other rights and remedies (including other rights of setoff) that such Bank or their respective Affiliates may have. Each Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
COMPANY:

BRIGHTHOUSE FINANCIAL, INC.

By:    /s/ Janet Morgan
Name:    Janet Morgan
Title:    Treasurer

U.S. Federal Tax Identification No.: 81-3846992

Address for Notices:

Brighthouse Financial, Inc.
11225 North Community House Road
Charlotte, NC 28277

Attention:    Janet Morgan, Treasurer
Tel:    (908) 365-7210

[Signature Page to Revolving Credit Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Aamir Saleem
Name:    Aamir Saleem
Title:    Vice President

Address for Notices (for payments and requests for credit extensions):

Bank of America, N.A.
Global Operations
2380 Performance Drive
Richardson, TX 75082

Attention:    Betty Coleman
Tel:    (469) 201-8235
Fax:    (214) 290-9419
Email:    betty.coleman@bof.com

Other Notices as Administrative Agent:
(in the case of all notices (other than notices of borrowing or conversion), financial statements, compliance certificates, requests for amendments and waivers to):

Bank of America, N.A.
Agency Management
555 California Street, 6th Floor
San Francisco, CA 94104

Attention:    Aamir Saleem
Tel:    (415) 436-2769
Fax:    (415) 503-5089
Email:    aamir.saleem@bofa.com

L/C Issuer:

Bank of America, N.A.
Trade Operations – Pennsylvania
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507

Attention:    Michael A. Grizzanti
Tel:    (570) 496-9621
Fax:    (800) 755-8743
Email:    michael.a.grizzanti@bofa.com

[Brighthouse – Signature Page to Revolving Credit Agreement]

BANKS:
BANK OF AMERICA, N.A.,
as a Bank

By:    /s/ Christopher Choi
Name:    Christopher Choi
Title:    Managing Director

[Brighthouse – Signature Page to Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Bank

By:    /s/ Austin Bennett
Name:    Austin Bennett
Title:    Vice President

[Brighthouse – Signature Page to Revolving Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:    /s/ Andre Liu
Name:    Andre Liu
Title:    Senior Vice President

[Brighthouse – Signature Page to Revolving Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Bank

By:    /s/ Karen Hanke
Name:    Karen Hanke
Title:    Managing Director

[Brighthouse – Signature Page to Revolving Credit Agreement]

BARCLAYS BANK PLC, as a Bank

By:    /s/ Evan Moriarty
Name:    Evan Moriarty
Title:    Vice President
[Brighthouse – Signature Page to Revolving Credit Agreement]

BNP PARIBAS,
as a Bank

By:    /s/ Monica Hanson
Name:    Monica Hanson
Title:    Managing Director

By:    /s/ Patrick Cunnane
Name:    Patrick Cunnane
Title:    Vice President

[Brighthouse – Signature Page to Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Bank

By:    /s/ Ming K Chu
Name:    Ming K Chu
Title:    Director

By:    /s/ Douglas Darman
Name:    Douglas Darman
Title:    Director

[Brighthouse – Signature Page to Revolving Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Bank

By:    /s/ Ananda DeRoche
Name:    Ananda DeRoche
Title:    Authorized Signatory

[Brighthouse – Signature Page to Revolving Credit Agreement]

HSBC BANK USA, NATIONAL
ASSOCIATION,
as a Bank

By:    /s/ Daniel Hartmann
Name:    Daniel Hartmann
Title:    Director, Financial Institutions Group
[Brighthouse – Signature Page to Revolving Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as a Bank

By:    /s/ Brian P. Fox
Name:    Brian P. Fox
Title:    Senior Vice President
[Brighthouse – Signature Page to Revolving Credit Agreement]

TRUIST BANK,
as a Bank

By:    /s/ Andrew Johnson
Name:    Andrew Johnson
Title:    Managing Director
[Brighthouse – Signature Page to Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A.,
as a Bank

By:    /s/ Michael King
Name:    Michael King
Title:    Authorized Signatory
[Brighthouse – Signature Page to Revolving Credit Agreement]

MUFG BANK, LTD.,
as a Bank

By:    /s/ Rajiv Ranjan
Name:    Rajiv Ranjan
Title:    Vice President
[Brighthouse – Signature Page to Revolving Credit Agreement]

CITIBANK, N.A.,
as a Bank

By:    /s/ Peter Bickford
Name:    Peter Bickford
Title:    Vice President and Managing Director
[Brighthouse – Signature Page to Revolving Credit Agreement]

EXHIBIT A

[Form of Note]

NOTE
New York, New York
_______, 20__

For value received, Brighthouse Financial, Inc., a Delaware corporation (the “Company”), promises to pay to _____________ (the “Bank”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Company pursuant to the Credit Agreement referred to below on the date provided for in the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent.

All Loans made by the Bank, the respective dates, amounts, types and maturity thereof and all repayments of the principal thereof shall be recorded on its books by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Revolving Credit Agreement dated as of April 15, 2022 among the Company, the Banks party thereto, and Bank of America, N.A., as Administrative Agent (as the same may be amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

BRIGHTHOUSE FINANCIAL, INC.

By:
Name:
Title:

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

EXHIBIT B
[Form of Syndicated Letter of Credit]

DRAFT
[THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE SUCH LC’S IN THE FUTURE.]

BENEFICIARY:
[INSERT FULL BENEFICIARY NAME AND ADDRESS]

APPLICANT:
[INSERT FULL APPLICANT NAME AND ADDRESS]

WE HEREBY ESTABLISH THIS CLEAN, IRREVOCABLE, AND UNCONDITIONAL LETTER OF
CREDIT IN YOUR FAVOR AS BENEFICIARY FOR DRAWINGS UP TO USD [___________ (______________ THOUSAND AND 00/100 UNITED STATES DOLLARS)]. THIS LETTER OF CREDIT IS ISSUED AND EFFECTIVE ON THE DATE HEREOF FOR OBLIGATIONS OF THE
APPLICANT, [INCLUDING BUT NOT LIMITED TO THOSE IN EFFECT AS OF [_________ __, ____] (MONTH, DAY, YEAR) TO NOT EXCEED 60 DAYS PRIOR DATE] OR [EFFECTIVE IMMEDIATELY]. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT THE ADMINISTRATIVE AGENT’S OFFICE AT BANK OF AMERICA, N.A., TRADE OPERATIONS – PENNSYLVANIA, 1 FLEET WAY, MAIL CODE: PA6-580-02-30, SCRANTON, PA 18507, TO THE ATTENTION OF MICHAEL A. GRIZZANTI, OR SUCH OTHER OFFICE AS WE MAY ADVISE FROM TIME TO TIME, AND EXPIRES WITH THE ADMINISTRATIVE AGENT’S CLOSE OF BUSINESS ON [ _________ __ , ____] (MONTH, DAY, YEAR). EXCEPT WHEN THE AMOUNT OF THIS LETTER OF CREDIT IS INCREASED, THIS CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.

[THE TERM "BENEFICIARY" INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER, OR CONSERVATOR.]
OR
[THE TERM "BENEFICIARY" INCLUDES ANY SUCCESSOR BY OPERATION OF LAW OF THE NAMED BENEFICIARY, INCLUDING, WITHOUT LIMITATION, ANY LIQUIDATOR, REHABILITATOR, RECEIVER, OR CONSERVATOR. DRAWINGS BY ANY LIQUIDATOR, REHABILITATOR, RECEIVER OR CONSERVATOR SHALL BE FOR THE BENEFIT OF ALL THE BENEFICIARY'S POLICYHOLDERS.]1

WE HEREBY UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT(S) DRAWN ON US, INDICATING CREDIT NUMBER [____-______] FOR ALL OR ANY PART OF THIS CREDIT UPON PRESENTATION OF YOUR DRAFT DRAWN ON US AT THE OFFICE SPECIFIED IN PARAGRAPH ONE OR SUCH OTHER OFFICE IN THE UNITED STATES OF AMERICA AS WE

________________________
1 BENEFICIARY TERM DEFINITION – USE ONE OPTION DEPENDING ON BENEFICIARY PHRASE REQUIREMENT.

MAY ADVISE FROM TIME TO TIME, ON OR BEFORE THE EXPIRATION DATE HEREOF, OR ANY AUTOMATICALLY EXTENDED EXPIRY DATE.

[EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF THE BANKS UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF EACH BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO].
OR
[EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF THE BANKS UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF EACH BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO, OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT].2

THIS LETTER OF CREDIT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRATION DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS (1) AT LEAST [_______________] DAYS PRIOR TO ANY EXPIRATION DATE WE SEND NOTICE TO YOU BY REGISTERED MAIL OR OVERNIGHT COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD.

THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF [__________] AND THE 2007 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION 600) AND, IN THE EVENT OF ANY CONFLICT, THE LAWS OF THE STATE OF [___________] WILL CONTROL. IF THIS CREDIT EXPIRES DURING AN INTERRUPTION OF THE ADMINISTRATIVE AGENT’S BUSINESS AS DESCRIBED IN ARTICLE 36 OF SAID PUBLICATION 600, THE BANK HEREBY SPECIFICALLY AGREES TO EFFECT PAYMENT IF THIS CREDIT IS DRAWN AGAINST WITHIN THIRTY (30) DAYS AFTER THE RESUMPTION OF THE ADMINISTRATIVE AGENT’S BUSINESS.

ALL CORRESPONDENCE AND ANY DRAWINGS IN CONNECTION WITH THIS LETTER OF CREDIT MUST ONLY BE PRESENTED AT BANK OF AMERICA, N.A., TRADE OPERATIONS – PENNSYLVANIA, 1 FLEET WAY, MAIL CODE: PA6-580-02-30, SCRANTON, PA 18507, TO THE ATTENTION OF MICHAEL A. GRIZZANTI, INCLUDING THE LETTER OF CREDIT NUMBER MENTIONED ABOVE. FOR TELEPHONE ASSISTANCE, PLEASE CONTACT TRADE OPERATIONS AT (570) 496-9621 AND HAVE THIS LETTER OF CREDIT NUMBER AVAILABLE.

EACH OF THE BANKS AGREES, FOR ITSELF ALONE AND NOT JOINTLY WITH ANY OTHER BANK, TO HONOR A SIGHT DRAFT DRAWN BY YOU AND PRESENTED TO THE ADMINISTRATIVE AGENT IN AN AMOUNT NOT TO EXCEED THE AGGREGATE AMOUNT AVAILABLE MULTIPLIED BY SUCH BANK'S PERCENTAGE OBLIGATION AS SET FORTH HEREIN (THE ''PERCENTAGE OBLIGATIONS'') AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS HEREINAFTER SET FORTH.

THE OBLIGATIONS OF THE BANKS HEREUNDER SHALL BE SEVERAL AND NOT JOINT, UPON THE TRANSFER BY A BANK TO THE ADMINISTRATIVE AGENT FOR YOUR ACCOUNT
________________________
2 BANK OBLIGATION PHRASE - USE ONE OPTION DEPENDING ON BENEFICIARY PHRASE REQUIREMENT.

OF THE AMOUNT SPECIFIED IN A SIGHT DRAFT DRAWN ON SUCH BANK HEREUNDER, SUCH BANK SHALL BE FULLY DISCHARGED OF ITS OBLIGATIONS UNDER THIS LETTER OF CREDIT WITH RESPECT TO SUCH SIGHT DRAFT. THE FAILURE OF ANY BANK TO MAKE
FUNDS AVAILABLE TO THE ADMINISTRATIVE AGENT FOR PAYMENT UNDER THIS LETTER OF CREDIT SHALL NOT RELIEVE ANY OTHER BANK OF ITS OBLIGATION HEREUNDER TO MAKE FUNDS AVAILABLE TO THE ADMINISTRATIVE AGENT; NEITHER THE ADMINISTRATIVE AGENT NOR ANY BANK SHALL BE RESPONSIBLE FOR THE FAILURE OF ANY OTHER BANK TO MAKE FUNDS AVAILABLE TO THE ADMINISTRATIVE AGENT.

BY YOUR ACCEPTANCE HEREOF, YOU AGREE THAT (I) THE ADMINISTRATIVE AGENT, IN SUCH CAPACITY, SHALL HAVE NO OBLIGATION OR LIABILITY TO HONOR ANY DRAWING UNDER THIS LETTER OF CREDIT, PROVIDED, HOWEVER, THAT NOTHING IN THIS CLAUSE (I) SHALL RELIEVE THE ADMINISTRATIVE AGENT OF ITS OBLIGATIONS, IF ANY, (A) AS AN ISSUING BANK, (B) AS A CONFIRMING BANK, OR (C) TO MAKE PAYMENT HEREUNDER FOR YOUR ACCOUNT WITH FUNDS TRANSFERRED TO THE ADMINISTRATIVE AGENT BY OTHER BANKS WITH RESPECT TO SIGHT DRAFTS PRESENTED BY YOU; (II) NEITHER ANY ISSUING BANK NOR THE ADMINISTRATIVE AGENT SHALL BE RESPONSIBLE FOR THE OBLIGATIONS OF ANY OTHER ISSUING BANK, INCLUDING ANY OBLIGATION TO MAKE PAYMENT HEREUNDER; AND (III) AN ISSUING BANK MAY ASSIGN IN FULL OR IN PART ANY OR ALL OF ITS OBLIGATIONS TO ANOTHER BANK(S) AND IN SUCH EVENT THE ASSIGNEE BANK(s) WOULD BECOME ISSUING BANK(S) (AS THE CASE MAY BE) IN THE APPLICABLE PERCENTAGE(s) OF THE ASSIGNOR BANK WHO WOULD CEASE TO BE OBLIGATED UNDER THIS LETTER OF CREDIT [TO THE EXTENT OF SUCH ASSIGNED OBLIGATIONS]; PROVIDED THAT NO SUCH EVENT WILL REDUCE THE THEN AVAILABLE AMOUNT UNDER THIS LETTER OF CREDIT.

UPON THE OCCURRENCE OF ANY SUCH EVENT CONTEMPLATED IN (III) ABOVE, THE ADMINISTRATIVE AGENT WILL PROVIDE PROMPT NOTICE TO YOU OF SUCH EVENT, INCLUDING ANY CHANGE IN THE IDENTITIES OF THE ISSUING BANKS SEVERALLY BUT NOT JOINTLY LIABLE IN RESPECT OF THE AGGREGATE UNDRAWN AMOUNT OF THIS LETTER OF CREDIT (BASED UPON THEIR RESPECTIVE APPLICABLE PERCENTAGES THEREOF) AND ANY CHANGE IN SUCH APPLICABLE PERCENTAGES (AND IN THE IDENTITIES OF ANY RELATED CONFIRMING BANKS). THE ISSUING BANKS HAVE REPRESENTED THAT IN THE EVENT OF AN ASSIGNMENT ANY ASSIGNEE BANK WILL BE (A) A BANK LISTED ON THE THEN CURRENT BANK LIST OF BANKS APPROVED BY THE NAIC (THE ''NAIC BANK LIST'') AS OF THE TIME OF ASSIGNMENT OR (B) A BANK WHOSE CONFIRMING BANK IS A BANK LISTED ON SUCH NAIC BANK LIST.

(THE BANK GROUP WILL BE LISTED BELOW WITH A NAIC BANK LIST APPROVED BANK NAME/ENTITY, ABA ROUTING NUMBER PROVIDED FOR EACH NAMED BANK BY YOUR BANKER (NOT THEIR WIRE BANK ABA IF THAT IS ANOTHER NAMED BANK AS THERE CAN BE NO DUPLICATIONS), AND PERCENTAGE IN A WHOLE NUMBER FORMAT FOLLOWED BY DECIMAL AND SIX PLACES AFTER THE DECIMAL. THE BELOW IS AN EXAMPLE ONLY.)

ISSUING BANKS	ABA ROUTING NO.	PERCENTAGE OBLIGATIONS
[________________]	[________________]	___________%
[________________]	[________________]	___________%

[________________]	[________________]	___________%
[________________]	[________________]	___________%
[________________]	[________________]	___________%
[________________]	[________________]	___________%

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AS BANK, AND AS ATTORNEY-IN-FACT, HAS THE AUTHORITY TO ACT AS AGENT FOR THE ISSUING AND CONFIRMING BANKS OBLIGATED UNDER THIS LETTER OF CREDIT AND HAS FULL POWER OF ATTORNEY FROM SUCH BANKS TO ACT ON THEIR BEHALF.

EXHIBIT C
[RESERVED]

EXHIBIT D
[Form of Assignment and Assumption]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	____________________________
2.	Assignee:	[and is an Affiliate of [identify Bank]] __________________________
4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:	Revolving Credit Agreement dated as of April 15, 2022 among Brighthouse Financial, Inc., the Banks party thereto and Bank of America, N.A., as Administrative Agent
6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/LC Exposure for all Banks	Amount of Commitment/LC Exposure Assigned	Percentage Assigned of Commitment/LC Exposure[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date: ______________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

________________________
3Set forth, to at least 9 decimals, as a percentage of the Commitment/LC Exposure of all Banks thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to] and Accepted:

BANK of America, N.A., as Administrative Agent

By____________________________
Name:
Title:

[Consented to:
NAME OF FRONTING ISSUING BANK

By____________________________
Name:
Title:

Consented to:
BRIGHTHOUSE FINANCIAL, INC.

By____________________________
Name:
Title:]

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank, and (v) if it is a Bank that is not incorporated under the laws of the United States of America or any state thereof, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of reimbursement obligations, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

[Form of Confirming Bank Agreement]

[Letterhead of Issuing Bank]

_____________ _______, 20____
[Name of Confirming Bank]
[Address]

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement dated as of April 15, 2022 (as amended, restated, supplemented and otherwise modified and in effect on the date hereof, the “Credit Agreement”), among Brighthouse Financial, Inc., the Banks party thereto, and Bank of America, N.A., as Administrative Agent for the Banks. Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned is an issuing Bank (the “Issuing Bank”) under the Credit Agreement but is not on the date hereof a bank listed on the most current NAIC Qualified Financial Institution List. Accordingly, in order to be an NAIC Approved Bank for the purposes of the Credit Agreement, the undersigned hereby requests that you be a Confirming Bank with respect to the undersigned for the purposes of the Credit Agreement and each Letter of Credit issued by the Issuing Bank thereunder.

By your signature below, you undertake that any draft drawn under and in strict compliance with the terms of any Letter of Credit issued by the Issuing Bank under the Credit Agreement will be duly honored by you as if, and to the extent, you were the Issuing Bank under such Letter of Credit. Notwithstanding the foregoing, your liability under all Letters of Credit at any one time issued under the Credit Agreement shall be limited to an amount (the “Liability Limit”) equal to the Commitment of the undersigned under the Credit Agreement in effect on the date hereof (an amount equal to $_______), as such Liability Limit may be increased after the date hereof with your prior written consent by reason of an increase in the Commitment of the undersigned under the Credit Agreement. In addition, you hereby irrevocably appoint and designate the Administrative Agent as your attorney-in-fact, acting through any duly authorized officer of Bank of America, N.A., to execute and deliver, at any time prior to the Termination Date in effect on the date of this letter agreement, in your name and on your behalf each Letter of Credit to be confirmed by you in accordance herewith and with the Credit Agreement. You agree that, promptly upon the request of the Administrative Agent, you will furnish to the Administrative Agent such powers of attorney or other evidence as any beneficiary of any Letter of Credit may reasonably request in order to demonstrate that the Administrative Agent has the power to act as attorney-in-fact for you in connection with the execution and delivery of such Letter of Credit.

In consideration of the foregoing, the undersigned agrees that if you shall make any LC Disbursement in respect of any Letter of Credit, regardless of the identity of the account party of such Letter of Credit, the undersigned shall reimburse you by paying to you an amount equal to the amount of the LC Disbursement made by you, such payment to be made not later than 2:30

p.m., New York City time, on (i) the business day that the undersigned receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the business day immediately following the day that the undersigned receives such notice, if such notice is received on a day which is not a business day or is not received prior to 10:00 a.m., New York City time, on a business day. The undersigned’s obligations to reimburse you as provided in the foregoing sentence shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this letter agreement under any and all circumstances whatsoever, and irrespective of any event or circumstance of the type described in Section 2.11(b) of the Credit Agreement (or of any analogous event or circumstance relating to the undersigned).

If any LC Disbursement is made by you, then, unless the undersigned shall reimburse the amount of such LC Disbursement to you in full on the date such LC Disbursement is made by you, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date of reimbursement, at the rate per annum equal to 2% plus the Base Rate plus the Applicable Margin.

This letter agreement shall be governed by and construed in accordance with the law of the State of New York.

Please indicate your acceptance of the foregoing terms and conditions by signing the three enclosed copies of this letter agreement and returning (a) one such signed copy to the undersigned at the address indicated above, (b) one such signed copy to the Administrative Agent at Bank of America, N.A., Trade Operations – Pennsylvania, 1 Fleet Way, Mail Code: PA6-580-02-30, Scranton, PA, Attention: Michael A. Grizzanti, Tel. No. (570) 496-9621; Fax No. (800) 755-8743 and (c) one such signed copy to the Company at its address specified in Section 10.01 of the Credit Agreement.

[NAME OF ISSUING BANK]

By
Name:
Title:
AGREED AS AFORESAID:

[NAME OF CONFIRMING BANK]

By
Name:
Title:

SCHEDULE I - Commitments

Bank	Commitment ($)
Bank of America, N.A.	$95,250,000
JPMorgan Chase Bank, N.A.	$95,250,000
U.S. Bank National Association	$95,250,000
Wells Fargo Bank, National Association	$95,250,000
Barclays Bank PLC	$73,000,000
BNP Paribas	$73,000,000
Deutsche Bank AG New York Branch	$73,000,000
Goldman Sachs Bank USA	$73,000,000
HSBC Bank USA, National Association	$73,000,000
KeyBank National Association	$73,000,000
Truist Bank	$73,000,000
Morgan Stanley Bank, N.A.	$36,500,000*
MUFG Bank, Ltd.	$36,500,000*
Citibank, N.A.	$35,000,000
TOTAL COMMITMENTS:	$1,000,000,000

*Morgan Stanley Bank, N.A. and MUFG Bank, Ltd. committed jointly as Morgan Stanley MUFG Loan Partners, LLC; the $73,000,000 hold is split evenly between the two entities referenced herein.

Schedule II – Material Subsidiaries

Name	Jurisdiction	Type
Brighthouse Holdings, LLC	Delaware	Limited liability company
Brighthouse Reinsurance Company of Delaware	Delaware	Corporation
Brighthouse Life Insurance Company	Delaware	Corporation

Schedule III – Hybrid Instruments

Instrument	Equity Credit
	S&P	Moody’s
6.250% Junior Subordinated Notes due 2058	100%	25%